UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

CNO FINANCIAL GROUP, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
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CNO Financial Group, Inc.
11825 North Pennsylvania Street
Carmel, Indiana 46032
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 4, 2016
Notice Is Hereby Given That the Annual Meeting of Shareholders of CNO Financial Group, Inc. (the “Company”), will be held at the CNO Conference Center, 11825 North Pennsylvania Street, Carmel, Indiana, at 8:00 a.m., Eastern Daylight Time, on May 4, 2016, for the following purposes:
1.
To elect nine directors, each for a one-year term ending in 2017;

2.
To approve the Replacement NOL Protective Amendment to the Amended and Restated Certificate of Incorporation to preserve the value of tax net operating losses and certain other tax losses;

3.
Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016;

4.
To cast a non-binding advisory vote to approve executive compensation; and

5.
To consider such other matters, if any, as may properly come before the meeting.

Holders of record of outstanding shares of the common stock of the Company as of the close of business on March 7, 2016, are entitled to notice of and to vote at the meeting. Holders of common stock have one vote for each share held of record.
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), on or about March 24, 2016, we either mailed you a Notice of Internet Availability of Proxy Materials (“Notice”) notifying you how to vote online and how to electronically access a copy of this Proxy Statement and the Company’s Annual Report to Shareholders (together referred to as the “Proxy Materials”) or mailed you a complete set of the Proxy Materials. If you have not received but would like to receive printed copies of these documents, including a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice.
Management and the Board of Directors respectfully request that (if you received a paper copy of the Proxy Materials) you date, sign and return the enclosed proxy card in the postage-paid envelope so that we receive the proxy card prior to the Annual Meeting, or, if you prefer, follow the instructions on your proxy card or Notice for submitting a proxy electronically or by telephone. If your shares are held in the name of a bank, broker or other holder of record, please follow the procedures as described in the voting form they send to you. If you attend the meeting in person you may withdraw your proxy and vote personally at the meeting.
By Order of the Board of Directors
Karl W. Kindig, Senior Vice President and Secretary
March 24, 2016
Carmel, Indiana

Page
Solicitation of Proxies	1
Record Date and Voting	1
Votes Required	2
Securities Ownership	4
Proposal 1 — Election of Directors	6
Director Qualifications and Experience	6
Board Nominees	6
Board Committees	10
Director Compensation	12
Board Leadership Structure	12
Board Meetings and Attendance	13
Director Independence	13
Board’s Role in Risk Oversight	13
Relationship of Compensation Policies and Practices to Risk Management	14
Approval of Related Party Transactions	14
Code of Ethics	14
Corporate Governance Guidelines	14
Director Stock Ownership Guidelines	15
Succession Planning	15
Communications with Directors	15
Compensation Committee Interlocks and Insider Participation	15
Copies of Corporate Documents	15
Executive Compensation	16
Compensation Discussion and Analysis	16
Compensation Committee Report	33
Summary Compensation Table for 2015	33
Grants of Plan-Based Awards in 2015	35
Narrative Supplement to the Summary Compensation Table and the Grants of Plan-Based Awards in 2015 Table	35
Outstanding Equity Awards at 2015 Fiscal Year-End	38
Option Exercises and Stock Vested in 2015	39
Nonqualified Deferred Compensation in 2015	39
Potential Payments Upon Termination or Change in Control	40
Proposal 2 — Replacement NOL Protective Amendment to the Amended and Restated Certificate of Incorporation to Preserve Value of Tax Net Operating Losses and Certain Other Tax Losses	42
Proposal 3 — Ratification of the Appointment of Our Independent Registered Public Accounting Firm	49
Fees Paid to PricewaterhouseCoopers LLP	50
Pre-Approval Policy and Independence	50
Report of the Audit and Enterprise Risk Committee	50
Proposal 4 — Non-Binding Advisory Vote on Executive Compensation	52
Section 16(a) Beneficial Ownership Reporting Compliance	52
Shareholder Proposals for 2017 Annual Meeting	53
Annual Report	53
Householding of Proxy Materials	53
Information Related to Certain Non-GAAP Financial Measures	53
Other Matters	55

CNO Financial Group, Inc.
11825 North Pennsylvania Street
Carmel, Indiana 46032

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CNO Financial Group, Inc. (“CNO” or the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the CNO Conference Center, 11825 North Pennsylvania Street, Carmel, Indiana on May 4, 2016, at 8:00 a.m., Eastern Daylight Time. We are sending the Notice or the Proxy Materials and proxy to shareholders on or about March 24, 2016.
Solicitation of Proxies
The proxies are solicited by the Board of Directors.   Proxies may be solicited by mail, telephone, internet or in person. Proxies may by solicited by the CNO Directors and officers. All expenses relating to the preparation and distribution to shareholders of the Notice, the Proxy Materials and the form of proxy are to be paid by CNO.
If the form of proxy is properly executed and delivered in time for the Annual Meeting, the named proxy holders will vote the shares represented by the proxy in accordance with the instructions marked on the proxy. Each shareholder may appoint a person (who need not be a shareholder), other than the persons named in the proxy, to represent him or her at the Annual Meeting by properly completing a proxy. In either case, such completed proxy should be returned in the envelope provided to you for that purpose (if you have requested or received a paper copy of the Proxy Materials) for delivery no later than May 3, 2016. Proxies received that are unmarked will be voted for each of the Board’s nominees for director (Proposal 1), for the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to preserve the value of tax net operating losses and certain other tax losses (the “Replacement NOL Protective Amendment”) (Proposal 2), for ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3), and for approval of the compensation paid to our Named Executive Officers (Proposal 4). A shareholder may revoke a proxy at any time before it is exercised by mailing or delivering to CNO a written notice of revocation or a later-dated proxy, or by attending the Annual Meeting and voting in person.
Record Date and Voting
Only holders of record of shares of CNO’s common stock as of the close of business on March 7, 2016, will be entitled to vote at the Annual Meeting. On such record date, CNO had 179,212,770 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock will be entitled to one vote with respect to each matter submitted to a vote at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.
On or about March 24, 2016, we either mailed you a Notice notifying you how to vote online and how to electronically access a copy of the Proxy Materials or mailed you a complete set of the Proxy Materials. If you have not received but would like to receive printed copies of these documents, including a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice.

The following sets forth how a shareholder can vote over the Internet, by telephone or by mail:
Voting By Internet
If you hold your shares in street name (that is, if you hold your shares through a broker, bank or other holder of record), you can vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 12-digit Control Number included on your Notice or your paper voting instruction form (if you received a paper copy of the Proxy Materials).
Voting By Telephone
If you hold your shares in street name, you can vote using a touch-tone telephone by calling the toll-free number included on your paper voting instruction form (if you received a paper copy of the Proxy Materials), 24 hours a day, seven days a week. You will need the 12-digit Control Number included on your paper voting instruction form.
If you hold your shares in street name, you may also submit voting instructions to your bank, broker or other holder of record. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the information from your bank, broker or other holder of record on how to submit voting instructions.
The Internet and telephone voting procedures, which comply with Delaware law and the SEC rules, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.
Voting By Mail
If you have received a paper copy of the Proxy Materials by mail, you may complete, sign, date and return by mail the paper proxy card or voting instruction form sent to you in the envelope provided to you with your Proxy Materials or voting instruction form.
Deadline for Submitting Votes by Internet, Telephone or Mail
If you hold your shares through a bank or brokerage account, proxies submitted over the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Daylight Time, on May 3, 2016.
Proxies submitted by mail should be returned in the envelope provided to you with your paper proxy card or voting instruction form, and must be received no later than May 3, 2016.
If you want to vote in person at the Annual Meeting and you hold your shares in street name, you must obtain a legal proxy from your bank, broker or other holder of record authorizing you to vote. You must then bring the legal proxy to the Annual Meeting.
Please note that you may receive multiple copies of the Notice or Proxy Materials (electronically and/or by mail). These materials may not be duplicates as you may receive separate copies of the Notice or Proxy Materials for each type of account in which you hold shares. Please be sure to vote all of your shares in each of your accounts in accordance with the directions on the proxy card(s) and/or voting instruction form(s) that you receive. In the case of duplicate votes for shares in a particular account, your last vote is the one that counts.
Votes Required
The election of each director (Proposal 1) will be determined by the vote of the majority of the votes cast (where the number of votes cast “for” a director exceeds the number of votes cast “against” that director) by the holders of shares represented (in person or by proxy) and entitled to vote on the subject matter provided a quorum is present. The vote required to approve the Replacement NOL Protective Amendment (Proposal 2) is a majority of the outstanding shares. The vote required to approve the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3) and for the advisory vote to approve executive compensation (Proposal 4), and any other proposal properly brought before the Annual Meeting, is the affirmative vote of a majority of the shares represented (in person or by proxy) and entitled to vote on the applicable subject matter. Abstentions from voting will have no impact on the election of directors (Proposal 1) and will have the same legal effect as voting against each other proposal.
Abstentions and shares represented by “broker non-votes”, as described below, are counted as present and entitled to vote for the purpose of determining a quorum. A broker non-vote occurs if you hold your shares in street name and do not provide voting instructions to your broker on a proposal and your broker does not have discretionary authority to vote on such proposal. Under current New York Stock Exchange rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting with respect to Proposal 1 (election of nine directors as listed in this Proxy Statement), Proposal 2 (approval of the Replacement NOL Protective Amendment) and Proposal 4 (advisory vote to approve executive compensation). “Broker non-votes” will have no effect on the outcome of Proposals 1, 3 and 4, but will have the effect of voting against Proposal 2. Your broker will have discretion to vote your uninstructed shares on Proposal 3 (ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016).
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 4, 2016
This Proxy Statement (including all attachments), the Company’s Annual Report to Shareholders (which includes the Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission (“SEC”) on February 19, 2016) (which is not deemed to be part of the official proxy soliciting materials), and any amendments to the foregoing materials that are required to be provided to shareholders are available at www.proxyvote.com. Shareholders may obtain copies of the Proxy Statement, Annual Report to Shareholders (including financial statements and schedules thereto) and form of proxy relating to this or future meetings of the Company’s shareholders, free of charge on our Internet website at www.CNOinc.com in the “Investors — SEC Filings” section, by calling 317-817-2893 or by sending the Company an email at ir@CNOinc.com. For directions to the Company’s 2016 Annual Meeting, please call us at 317-817-2893.

SECURITIES OWNERSHIP
The following table sets forth certain information concerning the beneficial ownership of our common stock as of March 7, 2016 (except as otherwise noted) by each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, each of our directors and nominees, each of our current executive officers that are named in the Summary Compensation Table on page 33 and all of our current directors, nominees and executive officers as a group. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 7, 2016 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person or group of persons but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
		Shares Beneficially Owned
Title of Class	Name of Beneficial Owner	Number	Percentage
Common stock	Capital World Investors(1)	16,804,120	9.0%
Common stock	BlackRock, Inc.(2)	16,139,517	8.7
Common stock	Dimensional Fund Advisors LP(3)	14,851,559	8.0
Common stock	The Vanguard Group(4)	12,592,223	6.8
Common stock	Edward J. Bonach(5)	1,118,876	*
Common stock	Ellyn L. Brown	35,680	*
Common stock	Robert C. Greving	45,332	*
Common stock	Mary R. (Nina) Henderson	31,890	*
Common stock	Charles J. Jacklin	7,462	*
Common stock	Daniel R. Maurer	7,462	*
Common stock	Neal C. Schneider	105,331	*
Common stock	Frederick J. Sievert	57,462	*
Common stock	Michael T. Tokarz	109,652	*
Common stock	Bruce Baude(6)	201,143	*
Common stock	Eric R. Johnson(7)	587,358	*
Common stock	Scott R. Perry(8)	768,027	*
Common stock	All directors and executive officers as a group (16 persons)(9)	3,960,568	2.2

*
Less than 1%.

(1)
Based solely on Amendment No. 3 to Schedule 13G filed with the SEC on February 12, 2016 by Capital World Investors. The Amendment No. 3 to Schedule 13G reports sole power to vote or direct the vote of 16,804,120 shares and sole power to dispose or direct the disposition of 16,804,120 shares. The business address for Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071.

(2)
Based solely on Amendment No. 2 to Schedule 13G filed with the SEC on January 26, 2016 by BlackRock, Inc. The Amendment No. 2 to Schedule 13G reports sole power to vote or direct the vote of 15,675,305 shares and sole power to dispose or direct the disposition of 16,139,517 shares. The business address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
Based solely on Amendment No. 4 to Schedule 13G filed with the SEC on February 9, 2016 by Dimensional Fund Advisors LP. The Amendment No. 4 to Schedule 13G reports sole power to vote or direct the vote of 14,745,108 shares and sole power to dispose or direct the disposition of 14,851,559 shares. The business address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(4)
Based solely on Amendment No. 3 to Schedule 13G filed with the SEC on February 11, 2016 by The Vanguard Group. The Amendment No. 3 to Schedule 13G reports sole power to vote or direct the vote of 235,851 shares, shared power to vote or direct the vote of 10,700 shares, sole power to dispose or direct the disposition of 12,357,272 shares, and shared power to dispose or direct the disposition of 234,951 shares. The business address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(5)
Includes options, exercisable currently or within 60 days of March 7, 2016, to purchase 583,445 shares of common stock.

(6)
Includes options, exercisable currently or within 60 days of March 7, 2016, to purchase 148,155 shares of common stock.

(7)
Includes options, exercisable currently or within 60 days of March 7, 2016, to purchase 309,335 shares of common stock.

(8)
Includes options, exercisable currently or within 60 days of March 7, 2016, to purchase 456,635 shares of common stock.

(9)
Includes options, exercisable currently or within 60 days of March 7, 2016, to purchase an aggregate of 1,981,740 shares of common stock held by executive officers.

PROPOSAL 1
ELECTION OF DIRECTORS
Nine individuals will be elected to the Board at the Annual Meeting for one-year terms expiring at the 2017 annual meeting of shareholders. Each nominee listed below is currently a member of the Board. All directors will serve until their successors are duly elected and qualified.
Director Qualifications and Experience
In considering candidates for the Board, the Governance and Nominating Committee reviews the experience, skills, attributes and qualifications of the current Board members and other potential candidates to ensure that the Board has the skills and experience to properly oversee the interests of the Company. In doing so, the Governance and Nominating Committee considers the experience, skills, attributes and qualifications of candidates in these areas:
•
Insurance and financial services industry;

•
Accounting or other financial management;

•
Investments and investment management;

•
Legal and regulatory;

•
Actuarial;

•
Management including service as a chief executive officer or manager of business units or functions;

•
Marketing;

•
Technology;

•
Talent management; and

•
Experience as a director of other companies.

The key experiences, qualifications, attributes and skills of each of the nominees are included in their individual biographies below.
Consideration is also given to each nominee’s independence, financial literacy, personal and professional accomplishments and experience in light of the needs of the Company. For incumbent directors, past performance on the Board and contributions to their respective committees are also considered. The Governance and Nominating Committee and the Board seek directors with qualities that will contribute to the goal of having a well-rounded, diverse Board that functions well as a unit and is able to satisfy its oversight responsibilities effectively. The Governance and Nominating Committee expects each of the directors to have proven leadership, sound judgment, high ethical standards and a commitment to the success of the Company.
The Governance and Nominating Committee does not have a specific diversity policy with respect to Board candidates, but it strongly believes that the Board should have a variety of differences in viewpoints, professional experiences, educational background, skills, race, gender and age, and considers issues of diversity and background in its process of selecting candidates for the Board.
Board Nominees
Should any of the nominees become unable to accept election, the persons named in the proxy will have the right to exercise their voting power in favor of such person or persons as the Board may recommend. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. The Board knows of no reason why any of its nominees would be unable to accept election.
The Governance and Nominating Committee will consider candidates for director nominees put forward by shareholders. See “Shareholder Proposals for 2017 Annual Meeting” for a description of the advance notice procedures for shareholder nominations for directors.

Set forth below is information regarding each person nominated by the Board for election as a director.
Nominees for Election as Directors:
Edward J. Bonach, 62, has been chief executive officer and a director since October 1, 2011 and served as chief financial officer of the Company from May 2007 until January 2012. Mr. Bonach joined CNO from National Life Group, where he served as executive vice president and chief financial officer. Before joining National Life in 2002, he was with Allianz Life for 23 years, where his positions included President — Reinsurance Division and chief financial officer. He is a Fellow of the Society of Actuaries, a member of the American Academy of Actuaries, and a Chartered Enterprise Risk Analyst. With respect to Mr. Bonach’s nomination for re-election, the Board and the Governance and Nominating Committee considered his experience as chief executive officer and chief financial officer of the Company and his extensive insurance, actuarial and executive management experience.

Ellyn L. Brown, 66, joined our Board in May 2012. Until her retirement from full-time law practice, Ms. Brown practiced corporate and securities law, most recently as principal of Brown & Associates, a boutique law and consulting firm that provided operations, regulatory and governance services to financial services industry clients and other clients that operated in heavily regulated, high-scrutiny environments. Ms. Brown served as a member of the board of directors of NYSE Euronext (and predecessor entities) (NYSE:NYX) from 2005 until the acquisition of NYX by the Intercontinental Exchange in 2013, and also chaired the board of NYSE Regulation, Inc., the entity that oversaw market regulation at the NYSE and its affiliated exchanges. She is also a member of the board of directors of Walter Investment Management Corp. (NYSE:WAC). Ms. Brown served as a governor of the Financial Industry Regulatory Authority from 2007 – 2012 and, from 2007 – 2011, was a trustee of the Financial Accounting Foundation, the parent entity of the Financial Accounting Standards Board and the Governmental Accounting Standards Board. With respect to Ms. Brown’s nomination for re-election, the Board and the Governance and Nominating Committee considered her extensive financial industry, legal and regulatory experience.

Robert C. Greving, 64, joined our Board in May 2011. Mr. Greving is the retired executive vice president, chief financial officer and chief actuary for Unum Group, having held those positions from 2005 to 2009. Mr. Greving also served as president of Unum International Ltd., Bermuda. Before becoming executive vice president and chief financial officer of Unum Group in 2003, he held senior vice president, finance, and chief actuary positions with Unum Group and with The Provident Companies, Inc., which merged with Unum Group. His duties prior to retirement included directing all aspects of the finance and actuarial responsibilities for the corporate and nine insurance subsidiary insurance companies of Unum Group. He previously held senior positions with PennCorp Dallas Operations, Southwestern Life Insurance Company, American Founders Insurance Company, Aegon USA and Horace Mann Life Insurance Company during his 35 years in the insurance industry. He is a Fellow of the Society of Actuaries. With respect to Mr. Greving’s nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive experience with the management of companies in the life, health, disability and annuity lines of business and in particular with the actuarial, financial and investment disciplines.

Mary R. (Nina) Henderson, 65, joined our Board in August 2012. Ms. Henderson is the managing partner of Henderson Advisory, a consulting practice providing marketing perspective and business evaluation to investment management firms in the consumer products and food industries. Previously she was a corporate vice president of Bestfoods and president of Bestfoods Grocery. During her 30-year career with Bestfoods, and its predecessor company CPC International, Ms. Henderson held a wide variety of international and North American general management and executive marketing positions. Ms. Henderson has been a director of Walter Energy, Inc. since February 2013 and a director of Regus plc since May 2014. She previously served as a director of Del Monte Foods Company (2002 – 2011), The Equitable Companies (1996 – 2000), AXA Financial (2001 – 2011), Pactiv Corporation (2000 – 2010), Royal Dutch Shell plc and its predecessor company The Shell Transport and Trading Company (2001 – 2009) and the Hunt Corporation (1991 – 2002). With respect to Ms. Henderson’s nomination for re-election, the Board and the Governance and Nominating Committee considered her management leadership experience, consumer marketing background, and her experience as a director of companies in a variety of industries, including insurance.

Charles J. Jacklin, 61, joined our Board in May 2015. Mr. Jacklin has more than 30 years of finance and investment experience. He served as Chief Executive Officer and President of Mellon Capital Management Corporation from 2006 until March 2011 and then served as Chairman until his retirement at the end of 2012. Mr. Jacklin also held several other executive management positions in his 18 years with Mellon Capital Management including chief investment strategist, where he was responsible for investment strategies and research, and director of asset allocation strategies, where he was responsible for portfolio management in domestic, international and global asset allocation strategies. He has also taught finance and investment strategy for 10 years at the University of Chicago and Stanford University Schools of Business. With respect to Mr. Jacklin’s nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive investment, investment risk management and finance experience.

Daniel R. Maurer, 59, joined our Board in May 2015. Mr. Maurer was a member of the senior management team at Intuit Inc. from 2006 until his retirement in 2014. In his most recent role at Intuit, he oversaw the Small Business Solutions Group (including QuickBooks payroll, DemandForce, and QuickBase), and previously led the TurboTax®, Mint, and Quicken brands. Mr. Maurer has extensive global consumer retail sales and marketing experience with over 20 years in executive management at Procter & Gamble (“P&G”), including 15 years internationally. As General Manager of Global Customer Development at P&G’s headquarters, he was tasked with building an effective marketing strategy to achieve a competitive advantage with P&G’s largest global customers including Wal-Mart, Costco, Ahold, Tessco, and Carrefour. Subsequent to his tenure at P&G, Mr. Maurer was Vice President of Strategy for Global Sales and US Business at Campbell’s Soup. He has served since 2012 on the board of directors of Zagg Inc, which designs, produces and distributes mobile accessory solutions, and since January 2016 has served as a director of Checkpoint Systems, Inc., which provides merchandise availability solutions for the retail industry, encompassing loss prevention and merchandise visibility. Previously, Mr. Maurer served as a director of Iomega Corporation, a consumer technology company, from 2006 until its acquisition by EMC Corporation in 2008. With respect to Mr. Maurer’s nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive experience in marketing and marketing strategy, including the use of digital marketing strategies to reach the middle market.

Neal C. Schneider, 71, joined our Board in September 2003. Mr. Schneider served from 2003 until 2010 as the non-executive chairman of the board of PMA Capital Corporation, whose subsidiaries provide insurance products, including workers’ compensation and other commercial property and casualty lines of insurance, as well as fee-based services. He also served on the executive, audit and governance committees for PMA Capital. Until his retirement in 2000, Mr. Schneider spent 34 years with Arthur Andersen & Co., including service as partner in charge of the Worldwide Insurance Industry Practice and the North American Financial Service Practice. Between 2000 and 2002, he was an independent consultant and between 2002 and 2003, Mr. Schneider was a partner of Smart and Associates, LLP, a business advisory and accounting firm. With respect to Mr. Schneider’s nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive knowledge and experience in accounting and financial matters, particularly with respect to insurance companies, and in corporate governance.

Frederick J. Sievert, 68, joined our Board in May 2011. Mr. Sievert is the retired President of New York Life Insurance Company, having served in that position from 2002 through 2007. Mr. Sievert shared responsibility for overall company management in the Office of the Chairman, from 2004 until his retirement in 2007. Mr. Sievert joined New York Life in 1992 as senior vice president and chief financial officer of the individual insurance businesses. In 1995 he was promoted to executive vice president and was elected to the New York Life board of directors in 1996. Prior to joining New York Life, Mr. Sievert was a senior vice president for Royal Maccabees Life Insurance Company, a subsidiary of the Royal Insurance Group of London, England. Mr. Sievert is a Fellow of the Society of Actuaries. He has been a director of Reinsurance Group of America, Incorporated since 2010. With respect to Mr. Sievert’s nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive insurance, actuarial and executive management experience.

Michael T. Tokarz, 66, joined our Board in September 2003. Mr. Tokarz is the chairman of MVC Capital, Inc. (a registered investment company). In addition, he has been a managing member of the Tokarz Group, LLC (venture capital investments) since 2002. He was a general partner with Kohlberg Kravis Roberts & Co. from 1985 until he retired in 2002. He is a senior investment professional with over 35 years of lending and investment experience including diverse leveraged buyouts, financings, restructurings and dispositions. Mr. Tokarz has served on the boards of publicly traded companies for over 25 years and during the last five years has served as a director of MVC Capital, Inc. (2004 – present), Mueller Water Products, Inc. (2006 – present), Idex Corporation (1987 – 2015), Walter Energy, Inc. (1987 – present) and Walter Investment Management Corp. (2009 – present). With respect to Mr. Tokarz’s nomination for re-election, the Board and the Governance and Nominating Committee considered his extensive knowledge and executive management experience in banking and finance, investments and corporate governance.

Voting for Directors; Required Vote
The election of each director will be determined by the vote of the majority of the votes cast (where the number of votes cast “for” a director exceeds the number of votes cast “against” that director) by the holders of shares of common stock present in person, or represented by proxy, and entitled to vote on the proposal at the Annual Meeting.
In an uncontested election of directors at which a quorum is present, any incumbent director who fails to receive a majority of the votes cast (where the number of votes cast “for” a director exceeds the number of votes cast “against” that director) shall offer to tender his or her resignation to the Board. In such event, the Governance and Nominating Committee will consider the offer and make a recommendation to the Board whether to accept or reject the resignation or whether other action should be taken. The Board will publicly disclose its decision and rationale within 90 days from the certification of the election results.
Recommendation of our Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE COMPANY’S DIRECTOR NOMINEES LISTED ABOVE.
Board Committees
Audit and Enterprise Risk Committee.    The Audit and Enterprise Risk Committee’s functions, among others, are to recommend the appointment of independent accountants; review the arrangements for and scope of the audit by the independent accountants; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective actions; provide oversight of the Company’s internal audit department; review and monitor the Company’s compliance with legal and regulatory requirements; discuss with management and the independent accountants our draft annual and quarterly financial statements and key accounting and/or reporting matters; and oversight of management’s processes for managing enterprise risk. The Audit and Enterprise Risk Committee itself does not prepare financial statements or perform audits and its members are not auditors or certifiers of the Company’s financial statements. The Audit and Enterprise Risk Committee currently consists of Mr. Greving, Ms. Henderson, Mr. Jacklin and Mr. Schneider, with Mr. Greving serving as chairman of the committee. Based on their experience, Mr. Greving and Mr. Schneider each qualify as an “audit committee financial expert,” as defined under SEC rules promulgated under the Sarbanes-Oxley Act. All current members of the Audit and Enterprise Risk Committee are “independent” within the meaning of the regulations adopted by the SEC including Section 10A(m)(3) of the Securities Exchange Act of 1934 and the listing requirements adopted by the New York Stock Exchange regarding audit committee membership. The current members also satisfy the financial literacy qualifications of the New York Stock Exchange listing standards. The committee met on nine occasions in 2015. The duties and responsibilities of the Audit and Enterprise Risk Committee are set forth in its charter, which is available in the Investor Relations section of our website at www.CNOinc.com.
Governance and Nominating Committee.    The Governance and Nominating Committee is responsible for, among other things, establishing criteria for Board membership; considering, recommending and recruiting candidates to fill new positions on the Board; reviewing candidates recommended by shareholders; and considering questions of possible conflicts of interest involving Board members, executive officers and key employees. It is also responsible for developing principles of corporate governance and recommending them to the Board for its approval and adoption, and reviewing periodically these principles of corporate governance to insure that they remain relevant and are being complied with. The Governance and Nominating Committee currently consists of Mr. Tokarz, Ms. Brown, Mr. Schneider and Mr. Sievert, with Mr. Tokarz serving as chairman of the committee. All current members of the Governance and Nominating Committee are “independent” within the meaning of the listing requirements adopted by the New York Stock Exchange regarding nominating committee membership. The committee held four meetings during 2015. The duties and responsibilities of the Governance and Nominating Committee are set forth in its charter, which is available in the Investor Relations section of our website at www.CNOinc.com.
Human Resources and Compensation Committee.    The Human Resources and Compensation Committee is responsible for, among other things, approving overall compensation philosophy and strategy;

evaluating the performance of the chief executive officer and recommending to the Board the compensation of the chief executive officer; reviewing and approving on an annual basis the evaluation process and compensation structure for the Company’s other executive officers as recommended by the chief executive officer; ensuring that appropriate programs and procedures are established to provide for the development, selection, retention and succession of officers and key personnel; and reviewing and administering our incentive compensation and equity award plans. The report of the Human Resources and Compensation Committee appears on page 33 of this Proxy Statement. The Human Resources and Compensation Committee currently consists of Mr. Sievert, Ms. Brown, Mr. Maurer and Mr. Tokarz, with Mr. Sievert serving as committee chair. All current members of the Human Resources and Compensation Committee are “independent” within the meaning of the listing requirements adopted by the New York Stock Exchange regarding compensation committee membership and qualify as “non-employee” directors for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The committee met on seven occasions in 2015. The duties and responsibilities of the Human Resources and Compensation Committee are set forth in its charter, which is available in the Investor Relations section of our website at www.CNOinc.com.
Investment Committee.    The Investment Committee is responsible for, among other things, reviewing investment policies, strategies and programs; reviewing the procedures which the Company utilizes in determining that funds are invested in accordance with policies and limits approved by it; and reviewing the quality and performance of our investment portfolios and the alignment of asset duration to liabilities. The Investment Committee currently consists of Mr. Jacklin, Mr. Bonach, Mr. Greving and Ms. Henderson, with Mr. Jacklin serving as chairman of the committee. The committee met on four occasions in 2015. The duties and responsibilities of the Investment Committee are set forth in its charter, which is available in the Investor Relations section of our website at www.CNOinc.com.
Executive Committee.    Subject to the requirements of applicable law, including our certificate of incorporation and bylaws, the Executive Committee is responsible for exercising, as necessary, the authority of the Board in the management of our business affairs during intervals between Board meetings. The Executive Committee currently consists of Mr. Schneider, Mr. Bonach and Mr. Greving, with Mr. Schneider serving as chairman of the committee. The duties and responsibilities of the Executive Committee are set forth in its charter, which is available in the Investor Relations section of our website at www.CNOinc.com.

Director Compensation
Our non-employee directors currently receive an annual cash retainer of $88,000. Our non-executive chairman receives a fee equal to 200% of the base cash fees and equity awards paid to the other non-employee directors. The chairs of the Audit and Enterprise Risk Committee and the Human Resources and Compensation Committee each currently receive an additional annual cash fee of  $30,000, and directors who chair one of our other Board committees (other than the Executive Committee) receive an additional annual cash fee of   $20,000. Each member of the Audit and Enterprise Risk Committee (including the chair) receives an additional annual cash retainer of  $15,000 and each member of the Human Resources and Compensation Committee (including the chair) receives an additional annual cash retainer of  $10,000. Cash fees are paid quarterly in advance. In addition to the cash payments, our non-employee directors currently receive an annual equity award of $132,000, which vests immediately upon grant. The Board’s policy is to review and set the compensation of the non-employee directors each year at the Board meeting that follows the Annual Meeting and to make equity awards to those directors at that time. Directors are reimbursed for out-of-pocket expenses, including first-class airfare, incurred in connection with the performance of their responsibilities as directors. The compensation paid in 2015 to our non-employee directors is summarized in the table below:
DIRECTOR COMPENSATION IN 2015
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Ellyn L. Brown	$96,269	$132,003	$228,272
Robert C. Greving	132,231	132,003	264,234
Mary R. (Nina) Henderson	102,231	132,003	234,234
Charles J. Jacklin	111,173	132,003	243,176
Daniel R. Maurer	88,576	132,003	220,579
R. Keith Long(3)	4,134	—	4,134
Neal C. Schneider	189,462	264,006	453,468
Frederick J. Sievert	126,269	132,003	258,272
Michael T. Tokarz	116,269	132,003	248,272
John G. Turner(3)	12,692	—	12,692

(1)
This column represents the amount of cash compensation paid in 2015 for Board service, for service as non-executive chairman, for service on the Audit and Enterprise Risk Committee or the Human Resources and Compensation Committee, and for chairing a committee, as applicable.

(2)
The amounts in this column are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) and represent the grant date fair values for shares of common stock awarded. On May 6, 2015, Mr. Schneider received an award of 14,924 shares of common stock and each of the other directors listed (other than the directors who retired from the Board) received an award of 7,462 shares of common stock. These awards vested immediately upon grant.

(3)
Retired from the Board in 2015.

Board Leadership Structure
CNO has a non-executive, independent director, who serves as chairman of the Board. Mr. Schneider has served in that capacity since 2011. The Board believes that its leadership structure, with a non-executive chairman position separate from the chief executive officer, provides appropriate, independent oversight of management and the Company. The non-executive chairman of the Board (1) presides at all meetings of the Board and shareholders; (2) presides during regularly held sessions with only the independent directors; (3) encourages and facilitates active participation of all directors; (4) develops the calendar of and agendas for Board meetings in consultation with the chief executive officer and other members of the Board; (5) determines, in consultation with the chief executive officer, the information that should be provided to the Board in advance of the meeting; and (6) performs any other duties requested by the other members of the Board.
As discussed below, each member of our Board is independent other than Mr. Bonach, our chief executive officer. As CEO, Mr. Bonach, subject to the direction of the Board, is in charge of the business and affairs of CNO and is our chief policy making officer. Our Board and its committees play an active role in overseeing the Company’s business. The directors bring a broad range of leadership, business and professional experience to the Board and actively participate in Board discussions. The Board believes that having a non-executive chairman and a Board comprised almost entirely of independent, non-employee directors best serves the interests of our shareholders and the Company.
Board Meetings and Attendance
During 2015, the Board met on 11 occasions. Each director attended at least 75% of the aggregate of the meetings of the Board and Board committees on which he or she served. The independent directors regularly meet in executive session without the chief executive officer or any other member of management. The non-executive chairman presides at such executive sessions.
In addition, CNO has a policy that all directors attend the annual meeting of shareholders. All of our directors attended the annual meeting of shareholders held in 2015.
Director Independence
The Board annually determines the independence of directors based on a review by the directors. Although the Board has not adopted categorical standards of materiality for independence purposes, no director is considered independent unless the Board has determined that he or she has no material relationship with CNO, either directly or as an officer, shareholder or partner of an organization that has a material relationship with CNO. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board considers the Company’s Corporate Governance Guidelines, the applicable rules and regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange in making its determination regarding independence and the materiality of any relationships with CNO. The Board has determined that all current directors other than Mr. Bonach are independent.
Board’s Role in Risk Oversight
Enterprise risk management is integral to our business. The Board is responsible for overseeing the Company’s risk profile and management’s processes for managing risk. The oversight of certain risks, including those relating to the Company’s capital structure and capital management is done by the full Board. The Board has delegated primary responsibility for many aspects of the Board’s risk oversight to the Audit and Enterprise Risk Committee. The Audit and Enterprise Risk Committee receives reports at its meetings and oversees management’s processes for managing enterprise risk, including the risk management process associated with financial controls, insurance reserves, legal, regulatory and compliance risks, and the overall risk management structure, process and function. Other Board committees oversee risk management related to specific functions. The Investment Committee oversees investment and asset-liability management risk. The Human Resources and Compensation Committee oversees risks associated with our compensation programs so that incentives are not provided for inappropriate risk taking, as further discussed below.
Our leadership strongly supports an active and engaged risk management process. CNO has established an enterprise risk management committee comprised of senior management from business units and functions throughout the Company. This enterprise risk management committee meets at least once each quarter and is co-chaired by the chief executive officer and the chief financial officer. CNO also has an investment and asset-liability management committee comprised of senior management from various functions and the presidents of each business segment. This committee meets at least once each quarter and is chaired by the chief investment officer. The Company has a senior vice president who is responsible for the coordination of enterprise risk management activities. Reports on different aspects of the Company’s enterprise risk management are provided to the Board, to the Audit and Enterprise Risk Committee, to the Investment Committee and to other Board committees, as appropriate, on a regular basis.
As part of its risk oversight responsibilities, the Board and its committees review policies and processes that senior management uses to manage the Company’s risk exposure. In doing so, the Board and its committees review the Company’s risk appetite statement, overall risk function and senior management’s establishment of appropriate systems and processes for managing insurance risk, interest rate and asset-liability management risk, credit and counterparty risk, liquidity risk, operational risk and reputational risk.
Relationship of Compensation Policies and Practices to Risk Management
The Human Resources and Compensation Committee has reviewed our compensation programs and believes that they carefully and appropriately balance risks and rewards and do not incentivize inappropriate risk taking. Our incentive plans include multiple performance measures, most of which are financial in nature, and are designed to hold employees accountable for sustained improvement in the core operating performance of the Company. We structure our pay to include both fixed and variable compensation and our variable compensation is capped at no more than two times the target opportunities. In addition, our officers’ compensation aligns them with shareholder interests through equity-based awards with multiple year vesting.
Approval of Related Party Transactions
Under the Company’s written policy, transactions and agreements with related persons (directors, director nominees and executive officers or members of their immediate families, or shareholders owning five percent or more of the Company’s outstanding stock) that meet the minimum threshold for disclosure in the proxy statement under applicable SEC rules (generally transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest) must be approved by the Board or a committee comprised solely of independent directors. In considering the transaction or agreement, the Board or committee will consider all relevant factors including the business reason for the transaction, available alternatives on comparable terms, actual or apparent conflicts of interest and the overall fairness of the transaction to the Company. Any proposed transactions that might be considered a related person transaction are to be raised with the chairman of the Board or the chairman of the Governance and Nominating Committee. They will jointly determine whether the proposed transaction should be considered by the full Board (recusing any directors with conflicts) or by a Board committee of independent directors. Related person transactions are to be approved in advance whenever practicable, but if not approved in advance are to be ratified (if the Board or committee considers it appropriate to do so) as soon as practicable after the transaction. There were no related party transactions or agreements involving the Company in 2015 or to date in 2016.
Various Company policies and procedures, including the Code of Business Conduct and Ethics and annual questionnaires completed by all company directors, officers and employees, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules. Any related person transactions that are identified under these additional policies and procedures are to be considered under the process described above.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees regarding their obligations in the conduct of the Company’s affairs. A copy of the Code of Business Conduct and Ethics is available under Corporate Governance in the Investor Relations section of our website at www.CNOinc.com. Within the time period specified, and to the extent required, by the SEC and the New York Stock Exchange, we will post on our website any amendment to our Code of Business Conduct and Ethics and any waiver applicable to our principal executive officer, principal financial officer or principal accounting officer (there have been no such waivers).
Corporate Governance Guidelines
CNO is committed to best practices in corporate governance. The Board, upon the recommendation of the Governance and Nominating Committee, has adopted a set of Board Governance Operating

Guidelines. These are reviewed by the Governance and Nominating Committee and the Board and updated periodically to reflect the Board’s view of current best practices. A copy of the CNO Board Governance Operating Guidelines is available under Corporate Governance in the Investor Relations section of our website at www.CNOinc.com.
Director Stock Ownership Guidelines
The Board has adopted guidelines regarding ownership of CNO common stock by the directors. The amounts set forth in these guidelines provide for each director to own shares of common stock with a value of at least five times his or her annual base cash compensation. Directors are given five years from the date of their initial election to reach that level of ownership. Based on the current base cash compensation for directors of  $88,000 per year, the ownership guidelines call for each director to own shares with a value of at least $440,000. As of March 7, 2016, all directors who have served on the Board for at least five years met these stock ownership guidelines, and each of the other directors met, or was on track to meet, these guidelines.
Succession Planning
The Board is actively involved with the Company’s talent management process. Annually, the Board reviews the Company’s leadership team, which includes a detailed discussion of succession plans for the chief executive officer and other members of executive and senior management. In addition, the Board regularly discusses the Company’s plans for talent development, with a focus on high potential individuals who are in the position to make the most significant contributions to the Company and to serve as its future leaders.
Communications with Directors
Shareholders and other interested parties wishing to communicate directly with the Board or any one or more individual members (including the chairman of the Board or the non-management directors as a group) are welcome to do so by writing to the CNO Corporate Secretary, 11825 North Pennsylvania Street, Carmel, Indiana, 46032. The Corporate Secretary will forward any communications to the director or directors specified by the shareholder or other interested party.
Compensation Committee Interlocks and Insider Participation
During 2015, the directors who served on the Human Resources and Compensation Committee were the current members (Ms. Brown, Mr. Sievert, Mr. Maurer (who was elected to the Board in May 2015) and Mr. Tokarz) and Mr. Turner (who served until his retirement in May 2015). None of the members of the Human Resources and Compensation Committee during 2015 is or has been one of our officers or employees. None of our executive officers serves, or served during 2015, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Human Resources and Compensation Committee.
Copies of Corporate Documents
In addition to being available under Corporate Governance in the Investor Relations section of our website at www.CNOinc.com, we will provide to any person, without charge, a printed copy of our committee charters, Code of Business Conduct and Ethics and Board Governance Operating Guidelines upon request being made to CNO Investor Relations, 11825 N. Pennsylvania Street, Carmel, Indiana 46032; or by telephone: (317) 817-2893 or email: ir@CNOinc.com.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Business Overview
CNO Financial Group, Inc. is a Fortune 1000 insurance holding company, with $3.8 billion in annual revenues. CNO’s insurance companies are leading providers of supplemental health insurance, life insurance and annuities to middle-income pre-retiree and retired Americans to help them protect against financial adversity and provide for a more secure retirement.
CNO delivered solid financial and operational results in 2015. Net operating income per diluted share* was up 11% over 2014 to $1.41. We issued 3% more new policies in 2015 than in 2014, resulting in approximately 3.5 million policies in-force (including third party policies sold by Bankers Life agents). Consolidated sales, as defined by total new annualized premium (“NAP”), grew slightly over 2014, contributing to growth in collected premium in each of our three active operating segments (Bankers Life, Washington National and Colonial Penn). Collected premiums in CNO’s continuing operating segments were up 1% from 2014, benefiting from increased productivity, geographic expansion and the launching of new products.
During 2015, we continued to return significant capital to our shareholders through common stock repurchases of  $365.2 million and common stock dividends of  $52 million. From the initiation of our share buyback program in 2011, we have returned over $1.7 billion via securities repurchases and common stock dividends. We increased our common stock dividend by 17% in 2015 and maintained a competitive 20% payout ratio.
Our financial condition and capital generation continued to be strong in 2015. The consolidated statutory risk-based capital ratio of our insurance subsidiaries increased almost 20 percentage points to 449% during 2015, and book value per diluted share, excluding accumulated other comprehensive income (loss)*, grew to $20.05 from $18.75. Our debt-to-total capital ratio, excluding accumulated other comprehensive income*, at the end of 2015 was 19.6 percent, an increase of 280 basis points over 2014. A successful debt recapitalization in May resulted in an investment grade-like structure, and also extended our debt maturities and eliminated annual amortization payments, adding to our financial flexibility. We received an additional three upgrades from rating agencies during the year, including achievement of the A- or ‘Excellent’ Financial Strength Rating from the A.M. Best Company, bringing the total number of upgrades over the past three years to thirteen.
Our mission is to enrich lives by providing insurance solutions that help protect the health and retirement needs of middle-income Americans, while building enduring value for all our stakeholders. Our strategic plans are focused on growing our businesses and delivering long-term value to our stakeholders. Specifically, we will focus on the following priorities:
•
Fuel growth through focused initiatives that drive sales;

•
Maximize opportunities to develop industry-leading capabilities with data-driven insights;

•
Reduce long-term care exposure to increase financial flexibility, return on equity, and the value of our stock; and

•
Invest in the development and growth of our talent.

Summary of Key Compensation Actions, Decisions and Results in 2015
•
Merit (base salary) increases for the majority of officers (vice president level and above), including the Named Executive Officers:   Reflecting general market trends, the performance of the

*
For a definition and reconciliation of this measure to the corresponding measure under generally accepted accounting principles (“GAAP”), see “Information Related to Certain Non-GAAP Financial Measures” on page 53 of this Proxy Statement.

individuals and current base salary to the market, the Human Resources and Compensation Committee (the “Committee”) approved base salary increases, ranging from 0.0% to 3.1%, for our Named Executive Officers in 2015.
•
The annual equity grant mix continues to include only stock options and performance shares for most officers:   Our annual equity grant consists of stock options and performance shares (P-Shares), directly linking our annual grant to Company performance and shareholder return. The mix of award grants was changed from the previous 67% stock options and 33% P-Shares to 50% stock options and 50% P-Shares. Restricted Shares are used selectively to promote retention and recognition of high potential executives.

•
2015 – 2017 P-Shares:   The performance metrics for our 2015 P-Share award included both three-year average Operating ROE and relative TSR for our performance comparator group. To better align with our industry and general market peer practices and trends, the payout for threshold-level performance was increased from 25% of the target award to 50%, and the opportunity for maximum performance was increased from 150% of the target award to 200%.

•
2015 P4P results:   For 2015, consistent with competitive practice, the payout for threshold-level performance was increased from 25% of the target award to 50%, and GAAP Revenue replaced Operating ROE as a plan metric. Driven by strong financial results of the Company and our operating segments, including an 11% increase in net operating income per diluted share, P4P payouts ranged from 79.3% to 102.8% of target for the Named Executive Officers.

•
2013-2015 P-Shares earned:   At the end of the performance period (December 31, 2015), the performance goal for the TSR P-Share grant was achieved at maximum level and the performance goal for the three-year average Operating ROE P-Share grant was achieved above target. Accordingly, 150% of the TSR P-Shares and 137% of the Operating ROE P-Shares were earned and vested from this grant.

•
These key actions, decisions and results delivered the following compensation for our Named Executive Officers in 2015:

NEO Compensation Resulting from Key 2015 Actions and Decisions
Named Executive Officer(3)	January 1, 2015 Base Salary	Merit (Base Salary) Increase	December 31, 2015 Base Salary	2015 P4P Payout(1)	LTI Award Value(2)
Edward Bonach, Chief Executive Officer	$1,000,000	0.0%	$1,000,000	$1,070,279	$5,118,606
Scott Perry, Chief Business Officer	$575,000	0.0%	$575,000	$482,948	$1,374,212
Eric Johnson, President – 40|86 Advisors, Chief Investment Officer	$500,000	0.0%	$500,000	$514,056	$916,117
Bruce Baude, EVP Chief Operations & Technology Officer	$485,000	3.1%	$500,000	$428,874	$1,016,279

(1)
P4P, or “Pay for Performance”, is our annual management cash incentive plan.

(2)
Expressed as the grant date fair value of stock options, performance shares and restricted shares granted in 2015.

(3)
The 2015 compensation for Frederick Crawford, our former Chief Financial Officer, is addressed in a separate section.

Summary of Compensation Governance Practices
The Human Resources and Compensation Committee (the “Committee”) strives to maintain good governance standards in our compensation practices. They include:
•
Stock Ownership Guidelines:   In 2011, the Committee approved stock ownership guidelines for the Chief Executive Officer and the senior executive officers who report to him. All Named Executive Officers met their ownership guidelines as of December 31, 2015.

•
No significant perquisites offered:   Our executives participate in broad-based Company-sponsored benefits programs on the same basis as other full-time associates.

•
Change in control agreements are governed by double trigger arrangements:   All employment agreements and equity award agreements for Named Executive Officers and other senior executives require a termination of employment in addition to a change in control of the Company before change in control benefits are triggered.

•
No Supplemental Executive Retirement Programs (SERPs) offered:   We do not offer SERPs to our current executives.

•
Independence of executive compensation consultant (Aon Hewitt):   The Committee has engaged an independent, executive compensation advisor, taking SEC and NYSE guidelines into consideration. Aon Hewitt has no business or personal relationships with our Chief Executive Officer, other Named Executive Officers or Board Members.

•
Independence of Committee Members:   All Committee members are independent.

•
Percent of Variable and Performance-Based Pay:    Variable pay comprises between 75% and 87% of Total Direct Compensation (as described below) for our Named Executive Officers, with the majority of variable pay composed of long-term incentives.

•
Strong Clawback Rights:   Our P4P and Long-term Incentive (LTI) plans have clawback provisions that include recapture rights of any incentive amount paid or vested in the event that the Committee determines that the achievement of performance goals was based on incorrect data, errors, omissions or fraud.

•
Assessing level of risk:   The Committee annually assesses the level of risk associated with our incentive plans.

•
Ongoing succession planning:    The Committee regularly engages throughout the year in in-depth discussions regarding succession planning and talent development of our executives.

Philosophy, Objectives and Role of Human Resources and Compensation Committee
Philosophy
The Committee, which is comprised solely of independent, non-employee Directors, has developed a philosophy and a comprehensive compensation strategy to reward overall and individual performance that drives long-term success for our shareholders.
Our compensation philosophy consists of the following guiding principles:
•
Pay for Performance:   Rewards will vary based on company, business segment and individual performance.

•
Target Total Rewards Position:    The overall rewards will be competitive by targeting compensation at approximately the median of the relevant comparator group with additional compensation for achieving superior performance.

•
Relevant Comparator Group:    We will utilize a relevant comparator group of companies in the insurance/financial services industry and general industry where appropriate, taking both asset size and revenue into consideration, which includes the best available data for comparison with our peers and companies with which we compete for executive talent.

Pay for Performance Objectives
The Committee strives to provide a clear reward program that allows us to attract, motivate and retain seasoned executive talent with the significant industry experience required to continue to improve our performance and build long-term shareholder value. To achieve this, our programs are designed to:
•
Reward sustainable operational and productivity improvements. This means that (1) we set performance goals under our P4P plan at targeted performance levels for key financial metrics and (2) we set multi-year performance goals for our P-Share (performance share) awards;

•
Align the interests of our executives with those of our shareholders by rewarding shareholder value creation;

•
Integrate with the Company-wide annual performance management program of individual goal setting and formal evaluation;

•
Provide for discretion to make adjustments and modifications based upon how well individual executives meet our performance standards for expected achievement of business results, as well as uphold our values and leadership behaviors; and

•
Offer the opportunity to earn above-market compensation when overall and individual performances exceed expectations.

Target Total Rewards and Selection of the Comparator Groups
In setting target executive compensation opportunities, the Committee looks at Total Annual Cash (which is comprised of base salary and target cash incentives) and Total Direct Compensation (which is the sum of Total Annual Cash and long-term incentives). Our long-term incentives may include annual stock option awards as well as restricted shares and P-Share awards. The Committee intends to compensate our executives at approximately the 50th percentile (meaning within a range of  +/- 15% of the 50th percentile dollar value) for total direct compensation, for the achievement of target performance, with additional compensation opportunities for the achievement of superior results.
The Committee assesses “competitive market” compensation annually using a number of sources. In determining the competitive compensation levels, at the recommendation of the independent compensation consultant, the Committee reviews targeted proxy data from a select group of peer companies identified below for the Named Executive Officers, and also compares our other executives to the Diversified Insurance Study published by Willis Towers Watson. Both of these sources provide a much more focused analysis of very specific industry peers with whom the Company competes for talent. We will continue to use our peer companies for the Named Executive Officers as the relevant comparator group and all other executives have been compared to the Willis Towers Watson Diversified Industry Study in 2015.
Peer Companies:
Aflac, Inc.	Principal Financial Group, Inc.
American Financial Group, Inc.	Protective Life Corporation
Assurant, Inc.	Reinsurance Group of America Incorporated
Cincinnati Financial Corporation	StanCorp Financial Group, Inc.
Genworth Financial, Inc.	Torchmark Corporation
Kemper Corporation	Universal American Corp.
Lincoln National Corporation	Unum Group
Although aggregate pay levels are generally consistent with our compensation philosophy, it is possible that pay levels for specific individuals may be above or below the targeted competitive benchmark levels based on a number of factors, including each individual’s role and responsibilities within our Company, the individual’s experience and expertise, the pay levels for peers within the Company, and the pay levels for similar job functions in the marketplace. The Committee is responsible for approving all compensation programs for our senior executive officers. In determining executive compensation, the Committee considers all forms of compensation and benefits, and uses appropriate tools — such as tally sheets and market studies — to review the value delivered to each executive through each component of compensation.
Tally sheets provide a vehicle for the Committee to examine external market practices and compare them to our internal evaluations and decisions. Our tally sheets capture and report:
•
Competitive external market data on a base salary, Total Annual Cash and Total Direct Compensation basis;

•
Individual Total Annual Cash compensation including annual salary, target bonus opportunity, and actual bonus paid;

•
Long-term equity grants and their vesting status and value at a hypothetically established share price; and

•
Employment agreement terms and conditions.

Competitive market data is used as a reference point, and we avoid automatic adjustments based on annual competitive benchmarking data, since we believe a given executive’s compensation should also reflect Company-specific factors such as the relative importance of the role within the organization, the compensation for other positions at the same level, and individual factors such as experience, expertise, and individual performance.
In addition to the objective review of external factors, the Committee also considers internal equity among colleagues when determining executive compensation levels. This means that, although the Committee examines competitive pay data for specific positions, market data is not the sole factor considered in setting pay levels. The Committee also considers factors such as our organizational structure and the relative roles and responsibilities of individuals within that structure. The Committee believes that this approach fosters an environment of cooperation among executives that enhances sales growth, profitability and customer satisfaction.
Realized total compensation in any year may be significantly above or below the target compensation levels depending on whether our incentive goals were attained and whether shareholder value was created. In some cases, the amount and structure of compensation results from negotiations with executives at the time they were hired, which may reflect competitive pressures to attract and hire quality executive talent in the insurance industry. To help attract and retain such talent, the Committee also seeks to provide a level of benefits in line with those of comparable publicly traded companies without matching such benefits item by item.
Role of the Human Resources and Compensation Committee
The Committee determines the components and amount of compensation for our executive officers and provides overall guidance for our employee compensation policies and programs. In addition, the Committee actively monitors our executive development and succession planning activities related to our senior executives and other members of management. Currently, four members of our Board of Directors sit on the Committee, each of whom is an independent director under the New York Stock Exchange listing requirements, the exchange upon which our stock trades. From time to time, other Board members may also participate in the Committee’s meetings, though these ad hoc participants do not participate in making pay decisions. The full Board of Directors receives regular reports of Committee deliberations and decisions and, at least once annually, the full Board reviews the Committee’s written evaluation of the Chief Executive Officer’s performance and compensation. The Committee’s functions are more fully described in its charter, which can be found in the Investor Relations section of our website at www.CNOinc.com.
In making executive compensation decisions, the Committee receives advice from its independent compensation consultant, Aon Hewitt. The Committee evaluates Aon Hewitt’s independence annually, and pursuant to the SEC’s rules and the NYSE’s rules, concluded that no conflict of interest existed in connection with the services Aon Hewitt performed for the Compensation Committee in 2015. In making its determination, the Committee took into account that no member of the Aon Hewitt team that works for the Committee has a business or personal relationship with either any member of executive management or member of the Committee as defined by the NYSE’s rules. The Committee also took into consideration that for 2015, management determined to engage Aon Risk Services to assist in the placement of an Agents Errors and Omissions policy. Aon Risk Services received a commission of  $225,000 from the carrier of the insurance policy. Aon Risk Services and Aon Hewitt are subsidiaries of Aon plc operating under separate management structures. The Committee considered that the brokerage services provided by a related Aon plc entity noting that the commission of  $225,000 was less than .01% of Aon plc’s revenues and that Aon Hewitt and Aon Risk Services are separately managed subsidiaries of Aon plc. Fees paid to Aon Hewitt for executive compensation advisory services were $224,855 in 2015.
Although Aon Hewitt is retained directly by the Committee, Aon Hewitt personnel interact with our executive officers as needed, specifically the Chief Executive Officer, Executive Vice President of Human Resources and General Counsel and their staffs to provide the Committee with relevant compensation and performance data for our executives and the Company. In addition, Aon Hewitt personnel may interact with management to confirm information, identify data questions, and/or exchange ideas.
As requested by the Committee, Aon Hewitt’s services to the Committee in 2015 included:
•
Providing competitive analysis of total compensation components for our senior executive officers, including our Named Executive Officers;

•
Researching and presenting competitive and emerging compensation practices and regulatory issues;

•
Attending Committee meetings, in person and telephonically;

•
Reviewing and evaluating changes to the executive compensation philosophy and proposed plan changes; and

•
Assisting with the assessment of the risk analysis of our compensation plans.

The Committee has the authority under its charter to retain outside consultants or other advisors. In making its decisions, the Committee collects and considers input from multiple sources. The Committee may ask senior executive officers to attend Committee meetings where executive compensation, overall and individual performance are discussed and evaluated. During these meetings, executives provide insight, suggestions or recommendations regarding executive compensation. Deliberations generally occur with input from Aon Hewitt, members of management and other Board members. However, only the members of the Committee make decisions regarding executive compensation. In the case of the Chief Executive Officer’s compensation, these decisions are submitted to the full Board for its review and approval.
The Committee reviewed the results of the shareholder vote on the Say on Pay proposal from the 2015 Annual Meeting, at which approximately 99% of the votes cast were for approval of the Company’s 2014 executive compensation as described in last year’s proxy statement. After consideration of the positive voting results and its discussion with Aon Hewitt, the Committee determined that its approach to compensation is balanced and effective and made no fundamental changes to the program for fiscal year 2015.
Compensation Components
Our compensation program is composed of the following components:
•
Base Salary

•
Annual cash incentives (P4P)

•
Long-term equity incentives (stock options and P-Shares)

•
Benefits

Table 1 summarizes information about the target level of 2015 Total Annual Cash (TAC) and Total Direct Compensation (TDC) for our Named Executive Officers. This table differs from the Summary Compensation Table on page 33 in that values generally represent target amounts and equity grants which are part of our normal long-term incentive program for 2015 only. Further discussion about these compensation components can be found later in this section. Each component is discussed with a brief description of the strategy, plan design and plan performance.
Table 1 — Summary of Components of TDC in 2015 at Target(1)
Named Executive Officer	Base Salary	Target Incentive (% of Salary)	Target Total Annual Cash	Stock Option Value(2)(3)	P-Share Value(2)	Restricted Share Value(2)	Total LTI Value(2)	Target TDC(4)
Edward Bonach, Chief Executive Officer	$1,000,000	135%	$2,350,000	$3,065,884	$2,052,722	$—	$5,118,606	$7,468,606
% Change vs. 2014	0%		0%				82%	45%
% of TDC	13%		31%				69%
Scott Perry, Chief Business Officer	$575,000	100%	$1,150,000	$836,229	$537,983	$—	$1,374,212	$2,524,212
% Change vs. 2014	0%		0%				52%	23%
% of TDC	23%		46%				54%
Eric Johnson, President – 40|86 Advisors, Chief Investment Officer	$500,000	100%	$1,000,000	$557,522	$358,595	$—	$916,117	$1,916,117
% Change vs. 2014	0%		0%				55%	21%
% of TDC	26%		52%				48%
Bruce Baude, EVP, Chief Operations and Technology Officer	$500,000	100%	$1,000,000	$557,522	$358,595	$100,162	$1,016,279	$2,016,279
% Change vs. 2014	3.1%		3.1%				87%	33%
% of TDC	25%		50%				50%

(1)
Annual Incentive expressed as Target levels, value of equity expressed as grant date fair value.

(2)
Represents stock option, performance share and restricted share grant date fair values granted in 2015; actual value realized will depend on stock price appreciation and achievement of performance metrics at time of vesting. Valuation methodology is discussed later in this proxy statement.

(3)
The amounts shown for the 2015 stock option grants reflect the grant date fair value in accordance with ASC 718. See Impact of Tax and Accounting on Compensation section below for additional discussion.

(4)
Target TDC includes Target TAC and the Total LTI Value provided at the time of the annual grant.

Compensation Mix
In delivering compensation to our Named Executive Officers, the mix of pay is heavily weighted to variable, performance-based pay (currently between 75% and 87% of Target TDC, with the majority of variable pay composed of long-term incentives) with base salary comprising a relatively small portion of Target TDC (between 13% and 26%) for all the Named Executive Officers. The focus of the pay mix on variable pay elements continues to support our objectives of pay for performance and shareholder value creation.

The pie charts below summarize the 2015 annual compensation pay mix at target for our Chief Executive Officer and other Named Executive Officers:
Base Salaries
Strategy
In establishing base salaries, the Committee begins by targeting the 50th percentile of the competitive market and adjusts upwards or downwards as appropriate to reflect each position’s responsibilities and each individual’s experience level, unique skills or competencies. Base salaries generally range from the 25th percentile (for recently promoted employees or those who otherwise have less experience in the current position) to the 75th percentile (for high performers with significant industry experience) of the competitive market data. Annual reviews of executives’ base salaries consider numerous factors, including:
•
Current base salary;

•
Job responsibilities;

•
Impact on the development and achievement of our strategic initiatives;

•
Competitive labor market pressures;

•
Company performance for the prior 12 months;

•
Individual performance for the prior 12 months, as expressed in the executive’s performance review; and

•
Salaries paid for comparable positions within our relevant comparator group.

No specific weighting of these factors is used. However, given our desire for a performance-based culture, the Committee’s use of discretion generally results in increases for our top performers and little or no increases in base salary for average or lower performing employees.
2015 Merit Increases
There is no expectation on the part of the Committee for senior executives to receive base salary increases annually. Factors taken into consideration include company performance, a review of general trends, and an analysis of positioning relative to the comparator market data, the Committee awarded a base salary increase to only one of the Named Executive Officers in addition to most of the other executives in February 2015.
•
The base salary increase for Mr. Baude of 3.1% reflected his overall performance and base salary in relation to the market pay level for his position.

Annual Cash Incentives
Strategy
Our annual incentive plan, the “Pay for Performance” Plan (P4P), is designed to focus on and reward achievement of annual performance goals. It is the broadest of our management incentive programs, covering our Named Executive Officers and other key employees. All participants in the P4P plan, including our Named Executive Officers, are assigned target incentive opportunities expressed as a percentage of base salary.
2015 Pay for Performance (P4P) Plan Design
During February and March 2015, the Committee reviewed the P4P plan design for 2015 in order to ensure alignment between shareholder and participant interests, to keep senior executives focused on the financial performance of the enterprise, to improve alignment with financial metrics that participants influence and to select operational/business metrics that drive financial success. This review was accomplished by focusing on the selection of appropriate performance metrics and the determination of performance levels which would contribute to financial success. As a result of this review, most performance metrics and weightings remained the same. Metrics which continued to be part of 2015 incentive plans applicable to Named Executive Officers include:
•
Operating Earnings Per Share (EPS), defined as operating income (net of tax) divided by the weighted average number of diluted shares outstanding. Operating earnings exclude the impact of realized gains (losses), loss on extinguishment or modification of debt, fair value changes due to fluctuations in the interest rates used to discount embedded derivatives related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, changes to our valuation allowance for deferred taxes and other non-operating items consisting primarily of earnings attributable to variable interest entities. The Committee believes Operating EPS is a key measure of our operating performance, is less impacted by events that are unrelated to the underlying fundamentals of the business and is directly impacted by management during the calendar year.

•
Combined and/or Business Segment In-force Earnings Before Interest and Taxes (EBIT), where Combined In-force EBIT is the sum of individual business segment In-force EBIT. In-force EBIT includes pre-tax revenues and expenses associated with the sales of insurance products that were completed more than one year before the end of the reporting period, but excludes the impact of realized gains (losses), and fair value changes due to fluctuations in the interest rates used to discount embedded derivatives related to our fixed index annuities. In the Committee’s view, this metric enhances line of sight for our operating management and increases their focus on improving the longer-term core profitability of our operations. In-force EBIT excludes the impacts of activities related to the generation of New Business.

•
Combined and/or Business Segment Value of New Business (VNB), which calculates the present value of expected profits from product sales. The selection of VNB is based on the Committee’s desire to have a focus on growing through sales of profitable products as opposed to rewarding only top-line sales growth.

•
GAAP Yield, which is period investment income (net of investment expenses), divided by average invested assets for the same period.

•
GAAP Investment Income, which is the income earned on general account invested assets, net of investment expenses.

To provide a better balance with our other metrics and improve alignment with our growth and customer experience plans, Operating ROE was replaced with the following metric for 2015:
•
GAAP Revenue, which is defined as reported revenue in CNO’s 10-K, after elimination of items that are considered to be non-operating in nature (such as realized gains (losses)) and revenues that are offset by corresponding expenses (such as revenues related to call options associated with our fixed indexed annuities, the rabbi trust related to a deferred compensation plan and the transitional services agreement relating to the sale of our former Conseco Life Insurance Company subsidiary).

Our P4P plan design rewards a threshold level of financial performance which corresponds to 50% of target payout (increased from the 2014 level of 25% to better align with market competitive practices and trends); target level of performance which provides 100% of target payout; and a maximum level of performance which provides a payout of 200% of target. Any payout between these financial performance goals is determined through straight line interpolation between the appropriate levels of performance. Consistent with our compensation philosophy, target annual incentive levels are established to generate Total Annual Cash compensation at competitive market median levels. Further, in 2015 we continued a policy that 50% of the approved target performance level for Combined In-force EBIT must be achieved in order for the maximum potential P4P awards to be funded for the executive officers, with the Committee retaining the right to reduce the P4P payments to such officers based on its judgment of other factors.
Although we have a large net operating loss carry-forward, the Committee continues to administer the P4P and long-term incentive plans so that payments qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. However, the Committee does reserve the right to make awards that do not qualify as “performance-based compensation” under Section 162(m) to the extent it deems it advisable to do so.
Table 2 summarizes the 2015 financial metrics and weightings for our Named Executive Officers under the P4P plan.
Table 2 — Summary of 2015 P4P Metrics and Weightings for Named Executive Officers
Named Executive Officer	Metric – Weighting	Metric – Weighting	Metric – Weighting	Metric – Weighting
Edward Bonach	Operating EPS – 40%	Combined In-force EBIT – 20%	GAAP Revenue – 20%	Combined Value of New Business – 20%
Scott Perry	Operating EPS – 30%	Combined In-force EBIT – 20%	GAAP Revenue – 20%	Combined Value of New Business – 30%
Eric Johnson	Operating EPS – 40%	GAAP Yield – 25%	GAAP Revenue – 15%	GAAP Investment Income – 20%
Bruce Baude	Operating EPS – 30%	Combined In-force EBIT – 30%	GAAP Revenue – 20%	Combined Value of New Business – 20%
2015 P4P Plan Performance
The primary purpose of P4P is to reward for core annual operating performance. Under the terms of that 2015 Pay For Performance Plan (P4P Plan) as approved by shareholders, the Committee has the authority to adjust performance goals or results for various items as the Committee determines to be required to properly reflect the year’s operating results.
The Committee takes into account a number of factors in setting incentive performance targets as well as the threshold and maximum levels. These factors include company business plans and current forecasts, historical performance, incentive practices used by peer companies and analyst expectations. The Committee believes that the range of performance goals for the P4P metrics provide appropriate stretch. After reviewing all of these factors the Committee determined that all of the participants with corporate measures would have the same threshold and maximum performance levels, however the target levels for the CEO were set at a higher level on Operating EPS, Combined In-force EBIT and Value of New Business. The purpose of this action was to provide additional motivation for the CEO to find ways to accelerate the Company’s improvement on these measures.

Table 3 provides a summary of 2015 performance targets and actual results for our Named Executive Officers under the P4P plan.
Table 3 — Summary of 2015 P4P Performance Targets and Actual Results for Named Executive Officers
Performance Targets
Metric	Threshold	Target	Maximum	2015 Results
Corporate
Operating EPS	$1.30	$1.40(1)	$1.50	$1.41
Combined In-force EBIT	$650.0 MM	$680.0 MM(1)	$710.0 MM	$669.1 MM
GAAP Revenue	$3,650.0 MM	$3,883.7 MM	$4,075 MM	$3,823.5 MM
Combined Value of New Business	$70.0 MM	$78.9 MM(1)	$88.0 MM	$71.8 MM

40|86 Advisors
GAAP Yield	5.65%	5.86%	6.15%	5.92%
GAAP Investment Income	$1,180.00 MM	$1,229.40 MM	$1,340.00 MM	$1,213.45 MM

(1)
The targets for Mr. Bonach were set at $1.44 for Operating EPS, $686.7 MM for Combined In-force EBIT and $83.5 MM for Combined Value of New Business.

Table 4 provides the threshold, target and maximum payouts for 2015 for each of our Named Executive Officers under the P4P plan.
Table 4 — Summary of 2015 P4P Opportunities for Named Executive Officers
Named Executive Officer	Threshold Payout (as % of Salary)	Target Payout (as % of Salary)	Maximum Payout (as % of Salary)
Edward Bonach	67.5%	135%	270%
Scott Perry	50%	100%	200%
Eric Johnson	50%	100%	200%
Bruce Baude	50%	100%	200%
Table 5 sets forth the actual bonuses paid out for 2015 to the Named Executive Officers pursuant to our P4P plan.
Table 5 — 2015 P4P Target and Actual Bonuses
Named Executive Officer	Target Amount	Actual Amount
Edward Bonach	$1,350,000	$1,070,279
Scott Perry	575,000	482,948
Eric Johnson	500,000	514,056
Bruce Baude	497,699	428,874
Long-term Equity Incentives
Design and Strategy
The Committee uses long-term equity incentives to balance the short-term focus of the P4P program by tying rewards to performance achieved over multi-year periods. Under the Amended and Restated Long-Term Incentive Plan, the Committee may grant a variety of long-term incentive awards, including stock options, stock appreciation rights, restricted stock or restricted stock units, and performance shares or units, settled in cash or stock. We currently use stock options, performance shares, and a limited amount of restricted stock as our long-term compensation vehicles.

To focus executives’ efforts on longer-term results, we have historically granted awards of stock options that generally vest over three years, performance shares that vest at the end of a three-year period, and restricted stock that generally vests over three years. Recent stock option grants vest in equal installments in the second and third years from the anniversary date of grant, and performance shares are measured over a three-year performance period at which time they will vest only if the financial goals have been achieved. Unless otherwise noted, grants to our Named Executive Officers have vesting schedules identical to those for other executives. To be eligible to vest in long-term equity incentive awards, employees must continue to work for us through the vesting dates or satisfy the definition of Retirement.
Our current granting process involves developing long-term incentive grant values (by position level) for groups of executives, including our Named Executive Officers. Within these general grant guidelines, individual awards may be adjusted up or down to reflect the performance of the executive and his or her potential to contribute to the success of our initiatives to create shareholder value, as well as other individual considerations. The Committee also assesses aggregate share usage and dilution levels in comparison to general industry norms. Through this method, the Committee believes it is mindful of total cost, grants awards that are competitive within the market, promotes internal equity and reinforces our philosophy of pay for performance.
The Committee reviews and approves individual grants for the Named Executive Officers as well as all stock options, performance share (P-Share) grants and any restricted share awards made to other executives under the purview of the Committee. Annual grants for all officers are reviewed and approved at the Committee’s scheduled meeting at approximately the same time each year. Stock options may be granted only with an exercise price at or above the closing market price of our common stock on the date of grant (Fair Market Value). Interim or off-cycle grants are reviewed and approved by the Committee as circumstances warrant. The Chief Executive Officer has been authorized by the Committee to utilize a designated number of shares each year to grant equity awards to non-Section 16 executives to attract, reward, motivate and/or retain such employees, as deemed appropriate by the CEO. Such awards are regularly reviewed by the Committee.
Equity Grants in 2015
The Committee established the annual target for all long-term equity incentive grants based on competitive market data. The approach was intended to deliver median Total Direct Compensation using a combination of stock options and P-Shares. In 2015, the Committee used a 15-day average of our stock price to calculate the number of shares granted to each executive and continued to use a Black-Scholes valuation model.
In 2015, the Committee changed the mix of award grants from 67% stock options and 33% P-Shares to 50% stock options and 50% P-Shares. This mix of long-term equity incentives focuses solely on performance elements and better aligns our long-term compensation with generating shareholder value. The P-Shares awarded in 2015 are bifurcated and subject to meeting goals based on average Operating ROE (as defined below) and relative Total Shareholder Return (“TSR”) for our comparator group over the course of the three-year performance period ending December 31, 2017. To better align with our industry and general market peer practices and trends, the payout for threshold-level performance was increased from 25% to 50% of the target award, and the up side opportunity for maximum performance was increased from 150% to 200% of the target award. Dividends are paid on previously granted shares of restricted stock prior to vesting, and dividend equivalents are paid on P-Shares upon vesting.

Table 6 shows the annual equity awards granted to our Named Executive Officers in 2015.
Table 6 — 2015 Annual Equity Grants
	2015 Grant
Named Executive Officer	Stock Options(1)	Performance Shares	Restricted Shares
Edward Bonach Grant Date Fair Value:	282,050	108,840	—
	$3,065,884	$2,052,722
Scott Perry Grant Date Fair Value:	76,930	29,690	—
	$836,229	$537,983
Eric Johnson Grant Date Fair Value:	51,290	19,790	—
	$557,522	$358,595
Bruce Baude Grant Date Fair Value:	51,290	19,790	6,100
	$557,522	$358,595	$100,162

(1)
The amounts shown for the 2015 stock option grants reflect the grant date fair value in accordance with ASC 718. See Impact of Tax and Accounting on Compensation section below for additional discussion.

Long-Term Incentive Program Performance for Awards Granted in 2013, 2014 and 2015
2013 – 2015 P-Share Performance
P-Share vestings for the 2013–2015 grant were bifurcated between three-year average Operating ROE and relative TSR over the performance period. The Committee believed that the combination of the two metrics would focus the management team on improving long-term earnings growth and creating value for shareholders. For the 2013 – 2015 grant, we intended to deliver compensation at the 50th percentile of the relevant comparator group at target performance. At the end of the performance period (December 31, 2015), the Company achieved a three-year average Operating ROE of 8.8% (the target was 8.25%), and a three-year average TSR performance result of 28.8%, which places CNO above the 75th percentile (88th percentile) performance of our peer companies. The TSR P-Share results were above the maximum performance target and the Operating ROE P-Share grant was achieved above target. Accordingly, 150% of the TSR P-Shares and 137% of the three-year average Operating ROE P-Shares vested from this grant.
Table 7 shows actual Operating ROE P-Share vesting for Named Executive Officers related to the 2013−2015 award.
Table 7 — 2013 – 2015 Operating ROE P-Share Award Vesting for Named Executive Officers in 2015
Named Executive Officer	Operating ROE P-Shares Granted for 2013 – 2015 Grant	P-Share Opportunity Earned	P-Shares Vested for 2013 – 2015 Grant
Edward Bonach	42,100	137%	57,833
Scott Perry	15,150	137%	20,812
Eric Johnson	10,100	137%	13,874
Bruce Baude	10,100	137%	13,874

Table 8 shows actual TSR P-Share vesting for Named Executive Officers related to the 2013-2015 award.
Table 8 — 2013 – 2015 TSR P-Share Award Vesting for Named Executive Officers in 2015
Named Executive Officer	TSR P-Shares Granted for 2013−2015 Grant	P-Share Opportunity Earned	P-Shares Vested for 2013−2015 Grant
Edward Bonach	42,100	150%	63,150
Scott Perry	15,150	150%	22,725
Eric Johnson	10,100	150%	15,150
Bruce Baude	10,100	150%	15,150
2014 – 2016 and 2015 – 2017 P-Share Performance Metrics and Targets
The 2014 – 2016 grant was bifurcated between three year average Operating ROE, with a 9.25% target, and relative TSR for our comparator group, targeting the 50th percentile for target performance.
The 2015 – 2017 grant was bifurcated between three year average Operating ROE, with a 9.43% target for the CEO and a 9.25% target for all other NEOs, and relative TSR for our comparator group, targeting the 50th percentile for target performance.
Continuing the use of relative Total Shareholder Return in the 2014 – 2016 and 2015 – 2017 grants provides an incentive to CNO executives to deliver shareholder value by outperforming our peers. The Company’s relative TSR will be ranked for the 2014 – 2016 and 2015 – 2017 performance period against the following TSR performance peers, derived from common industry companies and those companies with competing products:
TSR Performance Peers(1)
Aflac, Inc.	Phoenix Companies, Inc.
American Financial Group, Inc.	Principal Financial Group, Inc.
Assurant, Inc.	Prudential Financial, Inc.
Cincinnati Financial Corporation	Reinsurance Group of America Incorporated
Genworth Financial, Inc.	StanCorp Financial Group, Inc.
Kemper Corporation	Torchmark Corporation
Lincoln National Corp.	Universal American Corp.
Metlife, Inc.	Unum Group

(1)
Any company in the peer group that is acquired during the performance period will be deleted from the peer group.

Tables 9 and 10 show the opportunities for Named Executive Officers related to P-Share vesting, depending on the level of performance achieved in relation to the associated grant metrics.
Table 9 — 2014 – 2016 P-Share Opportunities for Named Executive Officers
Named Executive Officer	Threshold (as % of Granted P-Shares)	Target (as % of Granted P-Shares)	Maximum (as % of Granted P-Shares)
Edward Bonach	25%	100%	150%
Scott Perry	25%	100%	150%
Eric Johnson	25%	100%	150%
Bruce Baude	25%	100%	150%

Table 10 — 2015-2017 P-Share Opportunities for Named Executive Officers
Named Executive Officer	Threshold (as % of Granted P-Shares)	Target (as % of Granted P-Shares)	Maximum (as % of Granted P-Shares)
Edward Bonach	50%	100%	200%
Scott Perry	50%	100%	200%
Eric Johnson	50%	100%	200%
Bruce Baude	50%	100%	200%
Benefits
Our Named Executive Officers are eligible to participate in all of the broad-based Company-sponsored benefits programs on the same basis as other full-time employees. These include our health and welfare benefits, such as our medical/dental plans, disability plans and life insurance. We do not offer any supplemental executive health and welfare programs. Executives may also participate in our 401(k) Plan. The Company also has a non-qualified deferred compensation plan. This plan is primarily intended as a “restoration” plan, giving participants the ability to defer their own compensation above the Internal Revenue Service limits imposed on the 401(k) Plan. At present, we do not make annual contributions to the non-qualified deferred compensation plan in addition to the amounts contributed by our executives.
Compensation of Chief Executive Officer
Mr. Bonach’s base salary, target incentive, and equity compensation awards for fiscal 2015 were determined in accordance with the compensation philosophy described above, including the policy of targeting our compensation within our “competitive market” as described above. In setting his salary, target incentive and equity compensation, the Committee relied on market competitive pay data and the strong belief in the necessity of appropriately incentivizing the Chief Executive Officer who significantly and directly influences our overall performance. Mr. Bonach took over the Principal Financial Officer role (PFO) once Mr. Crawford terminated. He received no extra compensation for this.
Based upon CNO’s approach towards total compensation, Mr. Bonach’s base salary remained at $1,000,000 in 2015, and his target incentive rate remained at 135%. This pay mix continues CNO’s focus on pay for performance and focus on total compensation levels by placing an emphasis on his variable compensation component. Through the additional delivery of equity in both stock options and performance shares, the Committee strengthened the alignment of Mr. Bonach’s total compensation level with the interests of our shareholders.
Based on the achievement of Operating EPS at $1.41 per share, Combined EBIT of  $669.1 million, GAAP Revenue of  $3,823.5 million and Combined VNB of  $71.8 million, Mr. Bonach’s incentive payment for 2015 was $1,070,279. In addition, the Board awarded Mr. Bonach an annual equity grant in recognition for his performance and leadership in delivering on our business objectives and strengthening our capital position.
Compensation of Former Chief Financial Officer
Mr. Crawford’s base salary, target incentive, and equity compensation awards for fiscal 2015 were determined in accordance with the compensation philosophy described above, including the policy of targeting our compensation within our “competitive market” as described above.
Based upon the competitive placement of his compensation relative to his peers in the market, Mr. Crawford did not receive a base salary increase or change to his target annual incentive opportunity in 2015. Through the additional delivery of equity in both stock options and performance shares, the Committee sought to strengthen the alignment of Mr. Crawford’s total compensation level with the interests of our shareholders.
Mr. Crawford’s employment with the Company ended on June 24, 2015.

Named Executive Officer	Base Salary	Target Incentive (% of Salary) (1)	Target Total Annual Cash	Stock Option Value(2)	P-Share Value(2)	Restricted Share Value(2)	Total LTI Value(2)	Target TDC(3)
Frederick Crawford, former EVP, Chief Financial Officer	$579,500	100%	$1,159,000	$929,168	$597,779	$—	$1,526,946	$2,685,946
% Change vs. 2014	0%		0%				77%	33%
% of TDC	22%		43%				57%

(1)
Annual Incentive expressed as Target level. The percent of salary that Mr. Crawford would have received at threshold was 50% and at maximum the percent of salary would have been 200%. Mr. Crawford’s 2015 P4P Metrics (and their respective weightings) were Operating EPS (40%), Combined In-force EBIT (20%), GAAP Revenue (20%) and Combined Value of New Business (20%). Mr. Crawford did not receive a 2015 P4P payout due to his employment with the Company ending prior to the payout date.

(2)
Represents stock option, performance share and restricted share grant date fair values granted in 2015. Valuation methodology is discussed later in this proxy statement. These grants were cancelled upon Mr. Crawford’s departure from the Company.

(3)
Target TDC includes Target TAC and the Total LTI Value provided at the time of the annual grant.

Additional Information
Stock Ownership Guidelines
In 2011 the Committee adopted Stock Ownership Guidelines for our Chief Executive Officer and the executives who report to him. The Guidelines further align management’s interests with those of our shareholders and provide a continuing incentive for management to focus on long-term growth. The individuals covered by the guidelines have until the fifth anniversary of the executive’s appointment to the covered position to meet those guidelines. Until such time as the individual meets the guidelines, he or she shall retain ownership of not less than one-half of the net shares of common stock received, after payment of applicable taxes, upon the vesting or exercise, as applicable, of any equity award under the Company’s Long-Term Incentive Plan or any other similar plan adopted by the Company.
Table 11 shows the ownership guidelines for our Named Executive Officers.
Table 11 — Stock Ownership Guidelines and Compliance
Named Executive Officer	Stock Ownership Guideline as a Multiple of Base Salary	2015 Stock Ownership Exceeds Guidelines?
Edward Bonach	5x	Yes
Scott Perry	2x	Yes
Eric Johnson	2x	Yes
Bruce Baude	2x	Yes
Stock ownership for the purpose of these guidelines includes direct ownership, indirect beneficial ownership (such as shares owned by immediate family or trusts), pre-tax unvested restricted stock and vested but unexercised “in-the-money” stock options as of December 31, 2015. The Committee reviews adherence to these guidelines each year.
Prohibition against Trading in Derivatives
It violates our policy for any senior personnel to purchase, sell or engage in any other transaction involving any derivative securities or hedging related to any of our equity securities. This prohibition does not, however, apply to any exercise of our stock options pursuant to our Amended and Restated Long-Term Incentive Plan or any other benefit plans that we may adopt from time to time, any sale of our stock in connection with any cashless exercise (if otherwise permitted), or payment of withholding tax upon the exercise, of any such stock option.

Clawback Rights
Our Amended and Restated Long-Term Incentive Plan contains a clawback provision relating to our long-term equity awards: stock options, P-Shares and restricted stock. Under this clawback provision, if our financial statements are required to be restated as a result of errors, omissions, or fraud, the Committee may, at its discretion, based on the facts and circumstances surrounding the restatement, direct the recovery of all or a portion of an equity award from one or more executives with respect to any fiscal year in which our financial results are negatively affected by such restatement. To do this, we may pursue various ways to recover awards from one or more executives: (1) seek repayment from the executive; (2) reduce the amount that would otherwise be payable to the executive under another benefit plan; (3) withhold future equity grants, bonus awards, or salary increases; or (4) take any combination of these actions.
Our Pay for Performance (P4P) Plan contains recapture rights of any incentive amount paid or vested in the event that the Committee determines that the achievement of performance goals was based on incorrect data.
Impact of Tax and Accounting on Compensation Decisions
As a general matter, the Committee considers the various tax and accounting implications of our compensation vehicles.
When determining amounts of long-term equity incentive grants to executives and employees, the Committee considers the accounting cost associated with the grants. Under FASB ASC Topic 718, grants of stock options, restricted stock, restricted stock units and other share-based payments result in an accounting charge that is reflected in our financial statements.
For the 2015 stock option grant, the change in option term from seven years to a more competitive ten years contributed to a higher grant date fair value under ASC 718 compared to the stock options granted in 2014. The longer term led to a higher volatility calculation, resulting in a higher required option valuation, because the required period for calculating volatility now covered a greater portion of the high volatility 2009 – 2010 period. The Committee did not take this one time change in calculated volatility into consideration in determining the number of options to be granted in 2015. The higher required valuation accounts for a material portion of the increase in reported value, despite the decision to change the percentage of total long-term compensation awarded in the form of stock options from 67% in 2014 to 50% in 2015.
Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of  $1 million in any taxable year to the chief executive officer and the next three highest compensated officers excluding the Chief Financial Officer. Exceptions are made for qualified performance-based compensation, among other things. It is the Committee’s policy to maximize the effectiveness of our executive compensation plans in this regard. However, the Committee believes that compensation and benefits decisions should be primarily driven by the needs of the business, rather than by tax policy. Therefore, the Committee may make pay decisions (such as the determination of the Chief Executive Officer’s base salary) that result in compensation expense that is not fully deductible under Section 162(m). Despite our large net operating loss carry-forward, the Committee continues to administer our incentive plans so that payments qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.
Termination and Change in Control Arrangements
Under the terms of award agreements under our equity-based compensation plans and under our employment agreements, the Named Executive Officers are entitled to payments and benefits upon the occurrence of specified events including termination of employment for various reasons. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in the section entitled “Potential Payments Upon Termination or Change in Control” on page 40. The terms of these arrangements were set through the course of employment agreement negotiations with each of the Named Executive Officers, with an emphasis on internal consistency. The potential payments upon a change in control for the CEO and his direct reports are three times and two times, respectively, their annual base salary plus target bonus, to better align with evolving market best practices. A double trigger, both CIC and termination, continues to be required before CIC payments are made.
The termination of employment provisions of the employment agreements were entered into in order to address competitive concerns when the Named Executive Officers were recruited. Providing those individuals with a fixed amount of compensation offset the potential risk of leaving their prior employer or foregoing other opportunities in order to work for us. At the time of entering into these arrangements, the Committee considered our aggregate potential obligations in the context of the desirability of hiring the individual and the expected compensation upon joining us.
Compensation Committee Report
The Human Resources and Compensation Committee has reviewed the Compensation Discussion and Analysis and has discussed it with management. Based on the Committee’s review and discussions with management, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement. This report is provided by the following independent directors, who comprise the Committee:
Frederick J. Sievert, Chair
Ellyn L. Brown
Daniel R. Maurer
Michael T. Tokarz
Summary Compensation Table for 2015
The following Summary Compensation Table sets forth compensation paid to (i) our chief executive officer, (ii) our chief financial officer and (iii) the other three most highly compensated individuals who served as executive officers of CNO as of December 31, 2015 (collectively, the “Named Executive Officers”) for services rendered during 2015, 2014 and 2013.
SUMMARY COMPENSATION TABLE FOR 2015
Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Edward Bonach Chief Executive Officer	2015	$1,000,000	$—	$2,052,722	$3,065,884	$1,070,279	$37,753	$7,226,638
	2014	1,000,000	—	1,215,057	1,595,076	2,078,100	22,745	5,910,978
	2013	979,167	—	943,461	2,161,197	2,300,263	26,778	6,410,866
Frederick Crawford(6) Former Chief Financial Officer	2015	300,894	—	597,779	929,168	—	22,548	1,850,389
	2014	577,333	—	372,508	488,857	888,973	24,766	2,352,437
	2013	563,750	—	358,560	821,080	1,058,113	51,547	2,853,050
Scott Perry(7) Chief Business Officer	2015	575,000	—	537,983	836,229	482,948	21,904	2,454,064
	2014	573,583	—	391,974	514,558	719,701	16,453	2,216,269
	2013	563,958	—	339,512	777,363	1,006,087	35,604	2,722,524
Eric Johnson President, 40|86 Advisors Inc. Chief Investment Officer	2015	500,000	—	358,595	557,522	514,056	11,381	1,941,554
	2014	500,000	—	254,896	334,497	760,713	7,916	1,858,022
	2013	500,000	—	226,341	518,242	796,785	5,736	2,047,104
Bruce Baude Chief Operations & Technology Officer	2015	497,500	—	458,757	557,522	428,874	11,534	1,954,187
	2014	483,334	—	235,225	308,796	744,215	10,698	1,782,268
	2013	475,000	—	226,341	518,242	891,191	9,729	2,120,503

(1)
From time to time a bonus or additional payment is made pursuant to the terms of the individual’s employment agreement. No such payments were made to the Named Executive Officers during 2013 –  2015. Amounts paid under the Company’s Pay for Performance Incentive Plan are included in the column “Non-Equity Incentive Plan Compensation.”

(2)
This column represents the aggregate grant date fair value of restricted stock and performance share awards, in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information, see Note 11 to the CNO financial statements in the Form 10-K for the year ended December 31, 2015, as filed with the SEC. See the Grants of Plan-Based Awards table for information on awards made in 2015. The amounts in this column do not necessarily correspond to the actual value that will be recognized by the Named Executive Officers. The amounts in this column for 2015 include the grant date value of performance share awards based on the targeted amounts for each of the Named Executive Officers. Under the terms of those performance share awards, the officers are entitled to receive 200% of the targeted number of shares if the Company equals or exceeds the maximum levels set forth in those awards. If the maximum levels are achieved for the performance share awards made in 2015, the aggregate grant date value of the awards shown in this column would be as follows: Mr. Bonach, $3,720,151; Mr. Perry, $975,020; Mr. Johnson, $649,904; and Mr. Baude, $750,066. As noted below, the performance share awards to Mr. Crawford were cancelled upon his resignation.

(3)
This column represents the aggregate grant date fair value of stock options granted to each of the Named Executive Officers, in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2015 grants, refer to Note 11 of the CNO financial statements in the Form 10-K for the year ended December 31, 2015, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to 2015, refer to the note on stockholders’ equity and stock-related information to the CNO financial statements in the Form 10-K for the respective year-end. See the Grants of Plan-Based Awards table for information on options granted in 2015 and see Impact of Tax and Accounting on Compensation for additional discussion. The amounts in this column do not necessarily correspond to the actual value that will be recognized by the Named Executive Officers.

(4)
This column represents the dollar amount of payments made after year end to the Named Executive Officers based on performance for the specified year with respect to the targets established under the Company’s Pay for Performance (P4P) Incentive Plan.

(5)
For 2015, the amounts reported in this column represent the amounts paid for: (i) group life insurance premiums, (ii) Company contributions to the 401(k) Plan, (iii) dividends paid on unvested shares of restricted common stock and dividend equivalents accrued on unvested performance share awards; and (iv) other income.

The table below shows such amounts for 2015 for each Named Executive Officer:
Name	Group Life Insurance Premiums	401(k) Plan Contributions	Dividends	Other
Edward Bonach	$2,772	$7,950	$26,758	$273
Frederick Crawford	483	7,950	14,115	—
Scott Perry	966	7,950	12,988	—
Eric Johnson	1,806	—	9,575	—
Bruce Baude	966	7,950	2,345	273
(6)
Mr. Crawford served as Chief Financial Officer until his resignation effective June 24, 2015. On an interim basis, Mr. Bonach has served in such capacity since Mr. Crawford’s resignation. The stock awards made to Mr. Crawford during 2013 – 2015 were cancelled upon his resignation. The option awards made to Mr. Crawford in 2015 were also cancelled as was the half of his 2014 option award which had not vested. The remaining vested options held by Mr. Crawford were exercisable, in accordance with their terms, for 90 days after his resignation.

(7)
Mr. Perry also served as President of Bankers Life and Casualty Company until September 2013.

Grants of Plan-Based Awards in 2015
The following table shows certain information concerning grants of plan-based awards in 2015 to the Named Executive Officers.
GRANTS OF PLAN-BASED AWARDS IN 2015
	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts (in Shares of Common Stock) Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards(5)	Grant Date Fair Value of Stock and Option Awards(6)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Edward Bonach		$675,000	$1,350,000	$2,700,000
	2-25-15								282,050	$16.42	$3,065,884
	3-19-15				54,420	108,840	217,680				2,052,722
Frederick Crawford		289,750	579,500	1,159,000
	2-25-15								85,480	16.42	929,168
	2-25-15				16,495	32,990	65,980				597,779
Scott Perry		287,500	575,000	1,150,000
	2-25-15								76,930	16.42	836,229
	2-25-15				14,845	29,690	59,380				537,983
Eric Johnson		250,000	500,000	1,000,000
	2-25-15								51,290	16.42	557,522
	2-25-15				9,895	19,790	39,580				358,595
Bruce Baude		248,750	497,500	995,000
	2-25-15							6,100			100,162
	2-25-15								51,290	16.42	557,522
	2-25-15				9,895	19,790	39,580				358,595

(1)
These amounts represent the threshold, target and maximum amounts that would have been payable for 2015 if the corresponding performance-based metrics under the CNO Pay for Performance Incentive Plan had been achieved. The amounts paid for 2015 performance under the Pay for Performance Incentive Plan are listed in the Summary Compensation Table on page 33 of this proxy statement under the column heading “Non-Equity Incentive Plan Compensation.”

(2)
These amounts represent the threshold, target and maximum number of shares that the Named Executive Officers can receive under the terms of the performance share awards made in 2015. See footnote (3) to the “Outstanding Equity Awards at 2015 Fiscal Year-End” table below for additional information regarding the 2015 performance share awards.

(3)
The amount in this column represents the number of shares of restricted stock that were awarded to the Named Executive Officer during 2015 under the Amended and Restated Long-Term Incentive Plan.

(4)
The amounts in this column represent the number of stock options granted to the Named Executive Officers during 2015 under the Amended and Restated Long-Term Incentive Plan.

(5)
The exercise price equals the closing sales price of CNO common stock on the New York Stock Exchange on the date of grant.

(6)
The values included in this column represent the grant date fair value of restricted stock, performance share and option awards computed in accordance with ASC 718. A description of the assumptions used in calculating these values may be found in Note 11 to the CNO financial statements in the Form 10-K for the year ended December 31, 2015, as filed with the SEC.

Narrative Supplement to the Summary Compensation Table and the Grants of Plan-Based Awards in 2015 Table
Employment Agreements
Chief Executive Officer.   We have an employment agreement with Mr. Bonach, pursuant to which he serves as our Chief Executive Officer, for a term ending on October 1, 2017. His employment agreement provides for an annual base salary (currently $1,000,000), with increases from time to time based on his performance, and an annual performance-based target bonus (currently 150% of base salary, with a maximum of 300% of his annual base salary). As described more fully in “Potential Payments upon Termination or Change in Control,” if Mr. Bonach’s employment is terminated by us without “Cause” or if he resigns “With Reason” (as defined in his employment agreement), or his employment is terminated by reason of his death or “Disability” (as defined in his employment agreement), Mr. Bonach would be entitled to receive specified additional benefits. Mr. Bonach is subject to a non-solicitation and non-competition clause throughout the term of the agreement and for one year thereafter.
Chief Business Officer.   We have an employment agreement with Mr. Perry, pursuant to which he serves as Chief Business Officer, for a term ending on July 6, 2017. His employment agreement provides for an annual base salary (currently $575,000), with increases from time to time based on his performance, and an annual performance-based bonus with a target of 100% of base salary and a maximum of 200% of base salary. As described more fully in “Potential Payments upon Termination or Change in Control,” if Mr. Perry’s employment is terminated by us without “Cause” or if he resigns “With Reason” (as defined in his employment agreement), or his employment is terminated by reason of his death or “Disability” (as defined in his employment agreement), Mr. Perry would be entitled to receive specified additional benefits. Mr. Perry is subject to a non-solicitation and non-competition clause throughout the term of his agreement and for one year thereafter.
Chief Investment Officer and President, 40|86 Advisors, Inc.   We have an employment agreement with Mr. Johnson pursuant to which he serves as Chief Investment Officer of CNO and President of 40|86 Advisors, Inc., our wholly-owned investment management subsidiary that manages the investment portfolios of our insurance subsidiaries, for a term ending on September 30, 2016. His employment agreement provides for an annual base salary (currently $500,000), with increases from time to time based on his performance, and an annual performance-based bonus with a target of 100% of base salary and a maximum of 200% of base salary. As described more fully in “Potential Payments upon Termination or Change in Control,” if Mr. Johnson’s employment is terminated by us without “Cause” or if he resigns “With Reason” (as defined in his employment agreement), or his employment is terminated by reason of his death or “Disability” (as defined in his employment agreement), Mr. Johnson would be entitled to receive specified additional benefits. Mr. Johnson is subject to a non-solicitation clause throughout the term of his agreement and for one year thereafter.
Chief Operations and Technology Officer.   We have an employment agreement with Mr. Baude pursuant to which he serves as Executive Vice President and Chief Operations and Technology Officer, for a term that expires on July 31, 2018. His employment agreement provided for an annual salary (currently $500,000), with increases from time to time based on his performance) and an annual performance-based bonus with a target of 100% of base salary and a maximum of 200% of base salary. As described more fully in “Potential Payments upon Termination or Change in Control,” if Mr. Baude’s employment is terminated by us without “Cause” or if he resigns “With Reason” (as defined in his employment agreement), or his employment is terminated by reason of his death or “Disability” (as defined in his employment agreement), Mr. Baude would be entitled to receive specified additional benefits. Mr. Baude is subject to a non-solicitation clause throughout the term of the agreement and for one year thereafter.
See “Compensation Mix” on pages 22 – 23 of this proxy statement for information regarding the portion of total compensation for the Named Executive Officers represented by the salary and bonus payable under the executive employment agreements described above.

Terms of Equity-Based Awards
Vesting Schedule
Unless otherwise provided in the footnote disclosure to the table of Outstanding Equity Awards at 2015 Fiscal Year-End on pages 38 and 39 of this Proxy Statement, one-half of each option award vests on the second anniversary of the date of grant and the other one-half vests on the third anniversary of the date of grant. Options granted in 2006 and 2015 expire ten years from the date of grant; options granted in 2007-2009 expired five years from the date of grant; and options granted in 2010-2014 expire seven years from the date of grant.
Awards of restricted stock generally vest in three equal annual installments beginning one year after the grant, subject to continued service through the vesting dates. Performance share awards are measured over a three-year performance period at which time they will vest only if the financial goals have been achieved, subject to continued service through the vesting dates. Unless otherwise noted, grants to the Named Executive Officers have vesting schedules identical to other officers.
Forfeiture and Post-Employment Treatment
Holders of stock options generally have 90 days after termination of employment to exercise options to the extent they were vested on the date of termination. Unvested restricted stock and performance shares are generally forfeited upon termination of employment except upon retirement, disability or death. Awards outstanding under the Company’s Amended and Restated Long-Term Incentive Plan will be treated as follows upon termination of employment due to an individual’s retirement or disability (except as otherwise provided in the individual award agreement): (i) outstanding stock options will continue to vest on the original vesting schedule and the individual may exercise the options until the earlier of the expiration date for such options or five years after the date of retirement; (ii) any unvested restricted stock will continue to vest after retirement on the same vesting schedule as if the individual had remained employed by CNO; and (iii) a pro rata portion of any performance shares will vest and will be payable to the extent the performance criteria are met at the same time as others receive payments under such performance share award. For the purpose of the Amended and Restated Long-Term Incentive Plan, “retirement” means voluntary termination of employment after achieving either 62 years of age, or 60 years of age with at least 10 years of employment with the Company. Upon an individual’s death: (i) outstanding stock options will vest and be exercisable for 12 months; (ii) restricted stock will vest; and (iii) a pro rata portion of any performance shares will vest and be payable to the extent the performance criteria are met at the same time as others receive payments under such performance share award.
Option Exercise Price
Options granted under the Company’s Amended and Restated Long-Term Incentive Plan have an exercise price equal to the closing price on the date of grant.
Dividends
Holders of unvested restricted stock are entitled to receive any cash dividends at the same times and in the same amounts per share as holders of the Company’s common stock. Such payments are taxed as compensation income to the holders of restricted stock. Holders of performance share awards are entitled to dividend equivalents on any performance shares that vest. Such dividend equivalents are payable in cash at the time of vesting of the performance shares to the extent that cash dividends are paid on the common stock underlying the performance shares after the award date and prior to the issuance of shares upon vesting.

Outstanding Equity Awards at 2015 Fiscal Year-End
The following table sets forth certain information concerning outstanding equity awards held by the Named Executive Officers as of December 31, 2015.
OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END
						STOCK AWARDS
		OPTION AWARDS				Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
Name	Award Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date(1)
Edward Bonach	2-28-12	207,900	—	$7.51	2-28-19	—	$—	—	$—
	2-27-13(5)	135,950	135,950	10.88	2-27-20	—	—	—	—
	3-20-14(6)	—	207,290	19.15	3-20-21	—	—	88,950	1,698,056
	2-25-15(7)	—	282,050	16.42	2-25-25	—	—	—	—
	3-19-15	—	—	—	—	—	—	217,680	4,155,511
Frederick Crawford(8)	—	—	—	—	—	—	—	—	—
Scott Perry	6-30-06	45,000	—	23.10	6-30-16	—	—	—	—
	3-18-10	104,900	—	6.45	3-18-17	—	—	—	—
	3-8-11	83,100	—	7.38	3-8-18	—	—	—	—
	2-28-12	92,400	—	7.51	2-28-19	—	—	—	—
	2-27-13(5)	48,900	48,900	10.88	2-27-20	—	—	—	—
	3-20-14(6)	—	66,870	19.15	3-20-21	—	—	28,695	547,788
	2-25-15(7)	—	76,930	16.42	2-25-25	—	—	59,380	1,133,564
Eric Johnson	3-18-10	70,000	—	6.45	3-18-17	—	—	—	—
	3-8-11	83,100	—	7.38	3-8-18	—	—	—	—
	2-28-12	69,300	—	7.51	2-28-19	—	—	—	—
	2-27-13(5)	32,600	32,600	10.88	2-27-20	—	—	—	—
	3-20-14(6)	—	43,470	19.15	3-20-21	—	—	18,660	356,219
	2-25-15(7)	—	51,290	16.42	2-25-25	—	—	39,580	755,582
Bruce Baude	7-31-12	62,890	—	8.29	7-31-19	—	—	—	—
	2-27-13(5)	32,600	32,600	10.88	2-27-20	—	—	—	—
	3-20-14(6)	—	40,130	19.15	3-20-21	—	—	17,220	328,730
	2-25-15(9)	—	51,290	16.42	2-25-25	6,100	116,449	39,580	755,582

(1)
All options in this table that were granted in 2006 or 2015 have a 10 year expiration date, and options granted in 2010 – 2014 have a seven year expiration date. All options are subject to acceleration for certain events.

(2)
Based on the closing sales price of CNO common stock on December 31, 2015 ($19.09).

(3)
In accordance with SEC rules, the amounts included in this column represent the number of shares of CNO common stock to which the Named Executive Officer will be entitled if the Company achieves the maximum performance level with respect to the performance share awards made in 2014 and 2015. For the 2014 and 2015 performance share awards, one-half of the award is based on the Company’s three-year average operating return on equity, with a target of 9.25% (except that, for the 2015 grant, the target for Mr. Bonach is 9.43%), and the other half is based on relative total shareholder return for a comparator group, targeting the 50th percentile. For purposes of these awards, average operating return on equity is calculated based on “Operating earnings”, defined as net income applicable to common stock before: (i) loss on extinguishment of debt, net of income taxes; (ii) net realized investment gains or losses, net of related amortization and income taxes; (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to fixed index annuities, net of related amortization and income taxes; (iv) equity in earnings of certain non-strategic investments, earnings attributable to non-controlling interests and earnings from discontinued operations, in each case net of income taxes; (v) changes to the valuation allowance for deferred tax assets; (vi) the cumulative effect of change in accounting principles, net of income taxes; (vii) after-tax mark-to-market change in the agent deferred compensation liability; and (viii) unusual income or expense items, net of income taxes, that are unlikely to recur as determined by the Human Resources and Compensation Committee.
(4)
The dollar amounts in this column equal the number of maximum level performance shares, calculated as described in footnote (3) above, multiplied by the closing sales price of CNO common stock on December 31, 2015 ($19.09).

(5)
One-half of these options vested on February 27, 2015 and the balance vested on February 27, 2016.

(6)
One-half of these options vested on March 20, 2016 and the balance vests on March 20, 2017.

(7)
One-half of these options vests on February 25, 2017 and the balance vests on February 25, 2018.

(8)
Mr. Crawford resigned on June 24, 2015 and held no awards as of December 31, 2016.

(9)
One-half of these options vests on February 25, 2017 and the balance vests on February 25, 2018. The shares from this restricted stock award vest in three equal annual installments beginning March 25, 2016.

Option Exercises and Stock Vested in 2015
The following table provides information, for the Named Executive Officers, concerning (i) stock option exercises during 2015 and the value realized upon exercise (before payment of any applicable withholding tax) and (ii) the number of shares acquired upon the vesting of restricted stock awards in 2015 and performance share awards (for the 2013 – 2015 performance period) and the value realized upon vesting (in each case before payment of any applicable withholding tax).
OPTION EXERCISES AND STOCK VESTED IN 2015
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired On Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Edward Bonach	—	$—	142,859	$2,475,887
Frederick Crawford	138,150	1,234,931	10,666	181,215
Scott Perry	—	—	53,303	922,597
Eric Johnson	—	—	36,356	629,008
Bruce Baude	—	—	34,390	600,167
Nonqualified Deferred Compensation in 2015
The following table shows certain information concerning nonqualified deferred compensation activity in 2015 for our Named Executive Officers.
NONQUALIFIED DEFERRED COMPENSATION IN 2015
Name	Executive Contributions in 2015	CNO Contributions in 2015	Aggregate Earnings (Loss) in 2015(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/15(2)
Edward Bonach	—	—	$(4,795)	$—	$138,847
Frederick Crawford	—	—	710	—	226,592
Scott Perry	—	—	173	—	4,531
Eric Johnson	—	—	—	—	—
Bruce Baude	—	—	—	—	—

(1)
Amounts in this column are not required to be included in the Summary Compensation Table on page 33 of this Proxy Statement.

(2)
Amounts included in this column reflect the following amounts contributed under the deferred compensation plan by or on behalf of the Named Executive Officers, which amounts were in each case included in the summary compensation table for the year(s) to which the compensation relates: Mr. Bonach, $104,328; Mr. Crawford, $150,000; and Mr. Perry, $0. The amount for Mr. Perry in this column represents his balance in a separate deferred compensation plan for certain field managers of Bankers Life and Casualty Company, to which no further contributions are being made.

The 2015 Nonqualified Deferred Compensation table presents amounts deferred under our Deferred Compensation Plan. Participants may defer up to 100% of their base salary and annual incentive plan payments under the Deferred Compensation Plan. Deferred Amounts are credited with earnings or losses based on the return of mutual funds selected by the executive, which the executive may change at any time. We do not make matching contributions to participants’ accounts under the Deferred Compensation Plan. Distributions are made in either a lump sum or an annuity as chosen by the executive at the time of deferral.
Potential Payments Upon Termination or Change in Control
Each of the Named Executive Officers listed below would be entitled to certain payments upon termination of employment arising under (i) benefit plans covering all employees such as group life insurance coverage, (ii) agreements covering awards made under the Company’s Long-Term Incentive Plan and (iii) the terms of an employment agreement between the Named Executive Officer and the Company or one of its subsidiaries. See “Termination and Change in Control Arrangements” on page 32 of this proxy statement for additional information regarding these arrangements. The following table estimates the amounts that would have been payable to the Named Executive Officers upon termination of employment under each of the identified circumstances as of December 31, 2015:
Name	Voluntary or For Cause Termination	Disability	Death	Without Cause or With Good Reason	Involuntary Termination within 6 months before or 2 years after Change In Control
Edward Bonach(1)	—	$1,350,000	$1,750,000	$3,439,181	$11,473,262
Frederick Crawford(2)	—	—	—	—	—
Scott Perry(3)	—	575,000	975,000	1,632,948	3,821,814
Eric Johnson(4)	—	500,000	900,000	1,514,056	3,202,637
Bruce Baude(5)	—	500,000	900,000	1,428,874	3,221,697

(1)
For Mr. Bonach, his employment agreement provides for payments upon termination of employment as follows: (i) due to disability, a pro rata portion of his target annual bonus ($1,350,000 as of December 31, 2015); (ii) upon death, an amount equal to his target annual bonus (in addition, he would be entitled to receive $400,000 under the Company’s group life insurance plan); (iii) without “Just Cause” or “With Reason” (as defined in his agreement), an amount equal to the pro rata portion of his actual bonus ($1,070,279 for 2015) plus an amount equal to the sum of his target bonus and annual salary plus continued participation for up to 12 months for Mr. Bonach and his family in all medical, health and life insurance plans at the same benefit level at which he and his family were participating on the date of his termination (the amount in the table includes $18,902 for 12 months of such benefits); and (iv) upon an involuntary termination within six months in anticipation of or within two years after a change in control, an amount equal to the pro rata portion of his actual bonus for the year of termination plus three times the sum of his salary and target bonus plus continued participation for up to 24 months for Mr. Bonach and his family in all medical, health and life insurance plans at the same benefit level at which he and his family were participating on the date of his termination (the amount in the table includes $37,804 for 24 months of such benefits). In the event of a termination upon a change in control, in addition to the amounts payable under his employment agreement, the vesting of his awards under the Company’s Long-term Incentive Plan would be accelerated and the amount shown for Mr. Bonach includes the value as of December 31, 2015 of the accelerated vesting of options ($1,869,224) and target performance shares ($1,445,956).

(2)
Mr. Crawford resigned on June 24, 2015.

(3)
For Mr. Perry, his employment agreement provides for payments upon termination of employment as follows: (i) due to disability, a pro rata portion of his target annual bonus ($575,000 as of December 31, 2015); (ii) upon death, an amount equal to his annual salary (in addition, he would be entitled to receive $400,000 under the Company’s group life insurance plan); (iii) without “Just Cause” or “With Reason” (as defined in his agreement), an amount equal to the pro rata portion of his actual bonus ($482,948 for 2015) plus an amount equal to the sum of his target bonus and his annual salary; and (iv) upon an involuntary termination within six months in anticipation of or within two years after a change in control, an amount equal to his pro rata actual bonus for the year of termination plus two times the sum of his salary and target bonus. In the event of a termination upon a change in control, in addition to the amounts payable under his employment agreement, the vesting of his awards under the Company’s Long-term Incentive Plan would be accelerated and the amount shown for Mr. Perry includes the value as of December 31, 2015 of the accelerated vesting of options ($606,872) and target performance shares ($431,994).

(4)
For Mr. Johnson, his employment agreement provides for payments upon termination of employment as follows: (i) due to disability, a pro rata portion of his target annual bonus ($500,000 as of December 31, 2015); (ii) upon death, an amount equal to his annual salary (in addition, he would be entitled to receive $400,000 under the Company’s group life insurance plan); (iii) without “Just Cause” or “With Reason” (as defined in his agreement), an amount equal to the pro rata portion of his actual bonus ($514,056 for 2015) plus an amount equal to the sum of his target bonus and his annual salary; and (iv) upon an involuntary termination within six months in anticipation of or within two years after a change in control, an amount equal to his pro rata actual bonus for the year of termination plus two times the sum of his salary and target bonus. In the event of a termination upon a change in control, in addition to the amounts payable under his employment agreement, the vesting of his awards under the Company’s Long-term Incentive Plan would be accelerated and the amount shown for Mr. Johnson includes the value as of December 31, 2015 of the accelerated vesting of options ($404,590) and target performance shares ($283,991).

(5)
For Mr. Baude, his employment agreement provides for payments upon termination of employment as follows: (i) due to disability, a pro rata portion of his target annual bonus ($500,000 as of December 31, 2015); (ii) upon death, an amount equal to his annual salary (in addition, he would be entitled to receive $400,000 under the Company’s group life insurance plan); (iii) without “Just Cause” or “With Reason” (as defined in his agreement), an amount equal to the pro rata portion of his actual bonus ($428,874 for 2015) plus an amount equal to the sum of his target bonus and his annual salary; and (iv) upon an involuntary termination within six months in anticipation of or within two years after a change in control, an amount equal to his pro rata actual bonus for the year of termination plus two times the sum of his salary and target bonus. In the event of a termination upon a change in control, in addition to the amounts payable under his employment agreement, the vesting of his awards under the Company’s Long-term Incentive Plan would be accelerated and the amount shown for Mr. Baude includes the value as of December 31, 2015 of the accelerated vesting of options ($404,590), restricted stock ($116,449) and target performance shares ($271,783).

PROPOSAL 2
REPLACEMENT NOL PROTECTIVE AMENDMENT
TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO PRESERVE VALUE OF TAX NET OPERATING LOSSES AND CERTAIN OTHER TAX LOSSES
Introduction and Effective Date
In May 2013, following shareholder approval, we filed a Certificate of Amendment to our Amended and Restated Certificate of Incorporation (the “NOL Protective Amendment”) to, among other things, extend the term of certain restrictions on transfers of our common stock or other interests that would be treated as our “stock” for purposes of Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Code”). These restrictions were designed to prevent transfers of our stock that could otherwise result in an ownership change under Section 382 and, therefore, adversely affect our ability to utilize tax net operating losses (“NOLs”) and certain other tax losses (collectively, “Tax Benefits”) to offset our taxable income for U.S. federal income tax purposes. The NOL Protective Amendment will expire according to its terms on December 31, 2016.
At the Annual Meeting, you will consider and vote on an amendment (the “Replacement NOL Protective Amendment”) to our Amended and Restated Certificate of Incorporation to replace the NOL Protective Amendment with a new amendment that is substantially the same as the NOL Protective Amendment. The Replacement NOL Protective Amendment will take effect on July 31, 2016 and will replace the NOL Protective Amendment. The Replacement NOL Protective Amendment will expire according to its terms on July 31, 2019.
Purpose of the Replacement NOL Protective Amendment
As of December 31, 2015, we had approximately $2.6 billion of federal tax NOLs and $39.4 million of capital loss carry-forwards, resulting in deferred tax assets of approximately $.7 billion, expiring in years 2020 through 2032. Generally, the unexpired balance of our Tax Benefits can be used to offset tax on income (if any). However, as discussed further below, the utilization of Tax Benefits to offset taxable income can be limited in certain circumstances. Because the amount and timing of our future taxable income cannot be accurately predicted, we cannot predict the amount of Tax Benefits that will ultimately be used to reduce our income tax liability. Although we are unable to quantify an exact value, we believe that the Tax Benefits are a very valuable asset and the Board believes it is in the Company’s best interests to attempt to prevent the imposition of limitations on their use by adopting the Replacement NOL Protective Amendment.
The benefit of the Tax Benefits to the Company could be significantly reduced or eliminated if we experience an “ownership change” within the meaning of Section 382 (an “Ownership Change”). An Ownership Change can occur through one or more acquisitions of our stock, whether or not occurring pursuant to a single plan, by which shareholders or groups of shareholders, each of whom owns or is deemed to own directly or indirectly at least 5% or more in value of our stock, increase their aggregate ownership of our stock by more than 50 percentage points over their lowest aggregate percentage interest within a rolling three-year period. See “— Section 382 Ownership Change Calculations” below for additional detail. If that were to happen, we would only be allowed to use a limited amount of Tax Benefits to offset our taxable income subsequent to an Ownership Change (the “Annual 382 Limitation”). The Annual 382 Limitation is obtained by multiplying (i) the aggregate value of our outstanding equity immediately prior to the Ownership Change (reduced by certain capital contributions made during the immediately preceding two years and certain other items) by (ii) the federal long-term tax-exempt rate (as defined by Section 382 and regularly published by the Internal Revenue Service (the “IRS”)) in effect for the month of the Ownership Change. The Annual 382 Limitation is subject to certain adjustments and limitations. If we were to experience an Ownership Change at our current stock price levels, we believe we would be subject to the Annual 382 Limitation which would result in a material amount of Tax Benefits expiring unused, resulting in a significant impairment to the Company’s deferred tax assets. Additionally, the writedown of our deferred tax assets that would occur in the event of an Ownership Change for purposes of Section 382 could cause us to breach the debt to total capitalization covenant in our senior secured credit facility.

If the Company were to have taxable income in excess of the Annual 382 Limitation following an Ownership Change, it would not be able to utilize Tax Benefits to offset the tax liability on the excess of taxable income over the Annual 382 Limitation. Although any Tax Benefits not used as a result of the Annual 382 Limitation would remain available to offset taxable income in future years (subject to the Annual 382 Limitation) until the expiration of such Tax Benefits, an Ownership Change could (i) significantly defer the utilization of such Tax Benefits, (ii) accelerate payment of tax liabilities and (iii) result in the expiration of certain Tax Benefits prior to their utilization. Because the aggregate value of our outstanding common stock and the federal long-term tax-exempt interest rate fluctuate, it is impossible to predict with any accuracy the Annual 382 Limitation which would apply upon an Ownership Change, but such limitation could be material.
Currently, we do not believe that we have experienced an Ownership Change, but calculating whether an Ownership Change has occurred is subject to inherent uncertainty. This uncertainty results from the complexity of the Section 382 provisions, as well as limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities. However, we and our advisors have analyzed the information available, along with various scenarios of possible future changes of ownership. We believe that if no actions were taken, it is possible that we could undergo an Ownership Change in the future.
In November 2014, the Board adopted a Second Amended and Restated Section 382 Rights Agreement (as subsequently amended, the “Second Amended and Restated Section 382 Rights Agreement”), which was approved by the shareholders at the Company’s 2015 Annual Meeting. Although the Second Amended and Restated Section 382 Rights Agreement assists in protecting the Tax Benefits by acting as a deterrent to any person or group acquiring 4.99% or more of our stock without the approval of the Board, we do not have the ability to completely restrict transactions that could result in an Ownership Change and there is nothing we can do under the Second Amended and Restated Section 382 Rights Agreement to block the impact of any resulting Ownership Change. The Board believes the best interests of shareholders will be served by extending the effective date of the provisions in the NOL Protective Amendment that are designed to restrict direct and indirect transfers of our stock if such transfers will affect the percentage of stock that is treated as owned by a 4.99% shareholder. In addition, the Replacement NOL Protective Amendment, like the NOL Protective Amendment, includes a mechanism to prevent an Ownership Change while allowing purchasers to receive their money back from prohibited purchases. In order to continue these transfer restrictions beyond December 31, 2016, the Replacement NOL Protective Amendment must be approved.
The Replacement NOL Protective Amendment is contained in a proposed amended and restated ARTICLE FIFTEEN to our Amended and Restated Certificate of Incorporation which is attached as Annex A to this proxy statement and is incorporated by reference herein. You are urged to read carefully the Replacement NOL Protective Amendment in its entirety as the discussion in this proxy statement is only a summary. The Replacement NOL Protective Amendment will only become effective if approved by the requisite vote of shareholders.
Section 382 Ownership Change Calculations
Generally, an Ownership Change can occur through one or more acquisitions by which one or more shareholders, each of whom owns or is deemed to own directly or indirectly 5% or more in value of a corporation’s stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest aggregate percentage of stock owned by such shareholders at any time during the preceding rolling three-year period. The amount of the increase in the percentage of stock ownership (measured as a percentage of the value of the corporation’s outstanding shares rather than voting power) of each “5-percent shareholder” (within the meaning of Section 382) is computed separately, and each such increase is then added together with any other such increases to determine whether an Ownership Change has occurred.
For example, if a single investor acquired 50.1% of our stock in a three-year period, an Ownership Change would occur. Similarly, if ten persons, none of whom owned our stock, each acquired slightly over 5% of our stock within a three-year period (so that such persons owned, in the aggregate, more than 50%), an Ownership Change would occur.

In determining whether an Ownership Change has occurred, the rules of Section 382 are very complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether an Ownership Change has occurred include the following:
•
All holders who each own less than 5% of a corporation’s stock are generally (but not always) treated as a single “5-percent shareholder.” Transactions in the public markets among shareholders who are not “5-percent shareholders” are generally (but not always) excluded from the calculation.

•
There are several rules regarding the aggregation and segregation of shareholders who otherwise do not qualify as “5-percent shareholders.”

•
Acquisitions by a person which cause that person to become a “5-percent shareholder” generally result in a five (or more) percentage point change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

•
Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular holder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an Ownership Change.

•
The redemption or buyback of shares by an issuer will increase the ownership of any “5-percent shareholders” (including groups of shareholders who are not themselves “5-percent shareholders”) and can contribute to an Ownership Change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a “5-percent shareholder,” resulting in a five (or more) percentage point change in ownership.

Shareholders are advised to carefully monitor their ownership of our stock and consult with their own legal advisors to determine whether their ownership of our stock approaches the proscribed level.
Description of the Replacement NOL Protective Amendment
The following is a summary of the proposed Replacement NOL Protective Amendment. This summary is qualified in its entirety by reference to the full text of the Replacement NOL Protective Amendment, which is contained in the proposed amended and restated ARTICLE FIFTEEN to our Amended and Restated Certificate of Incorporation attached as Annex A to this proxy statement and incorporated by reference herein. Shareholders are urged to read in their entirety the transfer restrictions and other provisions set forth in the accompanying Annex A.
Prohibited Transfers.   The transfer restrictions generally will restrict any direct or indirect transfer (such as transfers of our stock that result from the transfer of interests in other entities that own our stock) if:
•
the transferor is a Person (as defined below) who directly or indirectly owns or is deemed to own 4.99% or more of our stock;

•
the effect of the transfer would be to increase the direct or indirect ownership of our stock by any Person from less than 4.99% to 4.99% or more of our stock; or

•
the effect of the transfer would be to increase the percentage of our stock owned directly or indirectly by a Person owning or deemed to own 4.99% or more of our stock.

“Person” means any individual, firm, corporation, business trust, joint stock company, partnership, trust association, limited liability company, limited partnership, or other entity, or any group of Persons making a “coordinated acquisition” of stock or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i), and shall include any successor (by merger or otherwise) of any such entity; provided, however, that a Person shall not mean a “public group” (as defined under Treasury Regulation Section 1.382-2T(f)(13)).

Transfers included under the transfer restrictions include sales to Persons whose resulting percentage ownership (direct or indirect) of stock would exceed the 4.99% thresholds discussed above, or to Persons whose direct or indirect ownership of stock would by attribution cause another Person to exceed such threshold. We will apply complicated rules of constructive ownership, aggregation, segregation, combination and other stock ownership rules prescribed by the Code (and related regulations) in determining whether a Person or group of Persons constitutes a 4.99% shareholder under the Replacement NOL Protective Amendment. For purposes of determining the existence and identity of, and the amount of stock owned by, any shareholder, we will be entitled to rely on the existence or absence of filings with the Securities and Exchange Commission (“SEC”) of Schedules 13D and 13G (or any similar filings) as of any date, subject to our actual knowledge of the ownership of stock. A transfer from one member of a “public group” (as defined under Treasury Regulation Section 1.382-2T(f)(13)) to another member of the same public group does not increase the percentage of our stock owned directly or indirectly by the public group, and, therefore, such transfers are not restricted.
The transfer restrictions will include the right to require a proposed transferee, as a condition to registration of a transfer of any stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of stock. The transfer restrictions may result in the delay or refusal of certain requested transfers of our stock. As a result of these rules, the transfer restrictions could result in prohibiting ownership (thus requiring dispositions) of our stock as a result of a change in the relationship between two or more persons or entities, or of a transfer of an interest in an entity other than us, such as an interest in an entity that, directly or indirectly, owns our stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) in respect of our stock to the extent that, in certain circumstances, creation, transfer or exercise of the option would result in a proscribed level of ownership.
Consequences of Prohibited Transfers.   Any direct or indirect transfer attempted in violation of the Replacement NOL Protective Amendment would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such stock, or in the case of options, receiving stock in respect of their exercise. In this proxy statement, stock purportedly acquired in violation of the transfer restrictions is referred to as “excess stock.”
In addition to the purported transfer being void as of the date of the purported transfer, upon demand by the Company sent within 30 days of the date on which the Board determines that such transfer would result in excess stock, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock within 30 days of such demand. Our agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the transfer restrictions. The net proceeds of the sale, together with any dividends or other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock at the time of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to one or more charitable organizations selected by the Board. If the excess stock is sold by the purported transferee before receiving the Company’s demand, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent, along with any dividends or other distributions paid with respect to such excess stock (except to the extent we grant written permission to the purported transferee to retain a portion of such sales proceeds not exceeding the amount such purported transferee would have received from our agent had our agent sold such shares).
To the fullest extent permitted by law, any shareholder who knowingly violates the transfer restrictions, and any persons controlling, controlled by or under common control with such shareholder, will be jointly and severally liable for any and all damages suffered by the Company as a result of such violation, including damages resulting from a reduction in or elimination of the ability to utilize the Tax Benefits and any professional fees incurred in connection with addressing such violation.

With respect to any transfer of stock which does not involve a transfer of  “securities” of the Company within the meaning of Delaware law but which would cause any 4.99% shareholder to violate the transfer restrictions, the following procedure will apply in lieu of those described above. In such case, no such 4.99% shareholder shall be required to dispose of any interest that is not a security of the Company, but such 4.99% shareholder and/or any Person whose ownership of securities of the Company is attributed to such 4.99% shareholder shall be deemed to have disposed of  (and shall be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 4.99% shareholder, following such disposition, not to be in violation of the transfer restrictions, and such securities shall be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum aggregate amount payable to such 4.99% shareholder, or such other Person that was the direct holder of such excess stock, from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.
Modification and Waiver of Transfer Restrictions.   Our Board has the discretion to approve a transfer of stock that would otherwise violate the transfer restrictions. In considering a waiver, we expect the Board to consider, such factors, among others, as:
•
the impact of the proposed transfer on our Section 382 change in ownership percentage;

•
the then existing level of our Section 382 change in ownership percentage;

•
the timing of the expected “roll-off” of our existing change in ownership;

•
the economic impact of any Section 382 limitation that might result, taking into account factors such as our market capitalization and cash position;

•
the impact on possible future issuances or purchases of our stock by us;

•
any changes or expected changes in applicable tax law; and

•
the existing contractual obligations the Company has to permit transfers of stock.

If the Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.
In addition, in the event of a change in law, the Board will be authorized to modify the applicable allowable percentage ownership interest (currently less than 4.99%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions; provided that the Board determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of the transfer restrictions is no longer reasonably necessary for such purpose, as applicable. Shareholders of the Company will be notified of any such determination through a filing with the SEC or such other method of notice as the Secretary of the Company shall deem appropriate.
The Board may establish, modify, amend or rescind by-laws, regulations and procedures of the Company not inconsistent with the provisions of the Replacement NOL Protective Amendment for purposes of determining whether any transfer of stock would jeopardize the Company’s ability to preserve and use the Tax Benefits.
Implementation and Expiration of the Replacement NOL Protective Amendment
If the Replacement NOL Protective Amendment is approved by our shareholders at the Annual Meeting, we intend to enforce its transfer restrictions to preserve future use of the Tax Benefits. The Replacement NOL Protective Amendment would expire on the earlier of  (i) July 31, 2019, (ii) the repeal of Section 382 or any successor statute if the Board determines that the Replacement NOL Protective Amendment is no longer necessary for the preservation of the Tax Benefits, and (iii) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward. The Board is also permitted to accelerate the expiration date of the transfer restrictions in the event of a change in law if it determines by adopting a written resolution that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of the transfer restrictions is no longer reasonably necessary for the preservation of Tax Benefits, as applicable.

Effectiveness and Enforceability
Although the Replacement NOL Protective Amendment is intended to reduce the likelihood of an Ownership Change, we cannot eliminate the possibility that an Ownership Change will occur even if we adopt it:
•
The Board can permit a transfer to an acquirer that results or contributes to an Ownership Change.

•
A court could find that part or all of the Replacement NOL Protective Amendment is not enforceable, either in general or as to a particular fact situation. Under the laws of the State of Delaware, our jurisdiction of incorporation, a corporation may provide in its certificate of incorporation for restrictions on the transfer of securities for the purpose of maintaining any tax advantage (including operating losses). Delaware law provides that transfer restrictions with respect to shares of our stock issued prior to the effectiveness of the Replacement NOL Protective Amendment will be effective against (i) shareholders with respect to shares that were voted in favor of this proposal and (ii) purported transferees of shares that were voted for this proposal if (A) the transfer restrictions are conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). As has been the case under the NOL Protective Amendment, the Company intends that shares of stock issued after the effectiveness of the Replacement NOL Protective Amendment will be issued with the transfer restriction conspicuously noted on the certificate(s) representing such shares and therefore under Delaware law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our stock in uncertificated form. For the purpose of determining whether a shareholder is subject to the Replacement NOL Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Replacement NOL Protective Amendment that are proposed to be transferred were voted in favor of the Replacement NOL Protective Amendment unless the contrary is established to our satisfaction. We also intend in certain circumstances to assert the position that shareholders have waived the right to challenge or are estopped from challenging the enforceability of the Replacement NOL Protective Amendment, unless a shareholder establishes, to our satisfaction, that such shareholder did not vote in favor of the Replacement NOL Protective Amendment. Nonetheless, we are not aware of case law supporting these positions and a court could find that the provision is unenforceable, either in general or as applied to a particular shareholder or fact situation.

•
Despite the adoption of the Replacement NOL Protective Amendment, there would still remain a risk that certain changes in relationships among shareholders or other events would cause an Ownership Change of us and our subsidiaries under Section 382. We cannot assure you that the Replacement NOL Protective Amendment is enforceable under all circumstances, particularly against shareholders who do not vote in favor of this proposal or who do not have notice of the transfer restrictions at the time they subsequently acquire their shares. Accordingly, we cannot assure you that an Ownership Change will not occur.

•
The Company agreed with certain holders to permit certain transfers which would be prohibited by the NOL Protective Amendment and the Replacement NOL Protective Amendment.

As a result of these and other factors, the Replacement NOL Protective Amendment serves to reduce, but does not eliminate, the risk that we will undergo an Ownership Change. We cannot assure you that upon audit, the IRS would agree that all of the Tax Benefits are allowable. See “— Certain Considerations Relating to the Replacement NOL Protective Amendment” for a further discussion of the matters you should consider before voting.
Vote Needed for Approval
Approval of the proposed amendment to our Amended and Restated Certificate of Incorporation requires the affirmative vote of at least a majority of the votes of the Company’s issued and outstanding shares of common stock entitled to vote at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the Company’s issued and outstanding shares of common stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business.

In determining whether the proposal has received the requisite number of affirmative votes, broker non-votes and abstentions will have the same effect as votes cast against the proposal.
The Replacement NOL Protective Amendment, if approved, would become effective upon the later of (i) July 31, 2016 or (ii) the filing of a certificate of amendment with the Secretary of State of the State of Delaware.
Certain Considerations Relating to the Replacement NOL Protective Amendment
Our Board believes that attempting to protect the Tax Benefits described above is in the best interests of the Company and our shareholders. Nonetheless, we cannot eliminate the possibility that an Ownership Change will occur even if the Replacement NOL Protective Amendment is approved. You should consider the factors below when making your decision.
Continued Risk of Ownership Change.   Although the Replacement NOL Protective Amendment is intended to reduce the likelihood of an Ownership Change that could adversely affect us, we cannot assure you that such restrictions would prevent all transfers that could result in such an Ownership Change. In particular, absent a court determination, there can be no assurance that the transfer restrictions of the Replacement NOL Protective Amendment will be enforceable against all our shareholders, and they may be subject to challenge on equitable grounds. In particular, the transfer restrictions may not be enforceable against shareholders who vote against or abstain from voting on the Replacement NOL Protective Amendment or who do not have notice of the transfer restrictions at the time when they subsequently acquire their shares.
Potential IRS Challenge to the Tax Benefits.   The IRS could challenge the amount of the Tax Benefits, which could result in an increase in our liability in the future for income taxes. As discussed above, determining whether an Ownership Change has occurred is subject to uncertainty, both because of the complexity of the Section 382 provisions and because of limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities on a timely basis. Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an Ownership Change and attempt to reduce or eliminate our utilization of Tax Benefits even if the Replacement NOL Protective Amendment is in place.
Potential Effects on Liquidity.   The Replacement NOL Protective Amendment is intended to deter persons or groups of persons from acquiring beneficial ownership of shares of our stock in excess of the specified limitations. A shareholder’s ability to dispose of our stock may be limited if the Replacement NOL Protective Amendment reduces the number of persons willing to acquire our stock or the amount they are willing to acquire.
Potential Impact on Value.   If the Replacement NOL Protective Amendment is approved, the Board intends to impose a legend reflecting the Replacement NOL Protective Amendment on certificates representing newly issued or transferred shares held by shareholders that voted for approval of the Replacement NOL Protective Amendment. It is possible that the Replacement NOL Protective Amendment could deter certain buyers, including persons who wish to acquire more than 4.99% of our stock and certain institutional holders that may not be comfortable holding stock with restrictive legends, and that this could result in diminished demand for and, therefore, potentially decrease the value of our stock. We believe, however, the value protected as a result of the preservation of the Tax Benefits would outweigh any such potential decrease in the value of our stock.
Potential Anti-Takeover Effect.   The Replacement NOL Protective Amendment is designed to preserve the long-term value of our accumulated Tax Benefits and is not intended to prevent a takeover of the Company. However, it could be deemed to have an “anti-takeover” effect because, among other things, it will restrict the ability of a person, entity or group to accumulate our stock above the applicable thresholds, without the approval of our Board. The Replacement NOL Protective Amendment approval proposal is not part of a plan by us to adopt a series of anti-takeover measures, and we are not presently aware of any potential takeover transaction.
Recommendation of our Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE REPLACEMENT NOL PROTECTIVE AMENDMENT.

PROPOSAL 3
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP (“PwC”) served as our independent registered public accounting firm for 2015 and has been selected to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Representatives of the Company’s independent registered public accounting firm are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the shareholders.
Required Vote
Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative vote of the majority of shares of common stock present in person, or represented by proxy, and entitled to vote on the proposal at the Annual Meeting.
Recommendation of our Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.
Evaluation of the Independent Registered Public Accounting Firm
In considering the appointment of PwC as the Company’s independent registered public accounting firm, the Audit and Enterprise Risk Committee (the “Audit Committee”) considered the following factors:
•
the appropriateness of the proposed audit fee in comparison the fees reported by the CNO peer group;

•
the professional qualifications of the firm and the lead audit partner assigned to CNO, including both industry experience and technical expertise in accounting and auditing;

•
the quality and candor of the firm’s communications with the Audit Committee and the Company during the prior audit;

•
the results of the independent review of the firm’s quality control system;

•
evidence supporting the firm’s independence, objectivity, and professional skepticism;

•
the quality and efficiency of the services provided by the firm during prior audits; and

•
the firm’s capability, technical expertise, and knowledge of the Company’s operations and industry.

The Audit Risk Committee meets regularly with the independent registered public accounting firm (“independent auditor”), including attendance by the independent auditor at all regularly scheduled Audit Committee meetings and separate executive sessions at least four meetings per year. The Audit Committee uses these interactions, as well as the factors noted above, to assess the performance of the independent auditor.
CNO undertakes an annual benchmarking of audit fees paid by our peers in the insurance industry. This data provides a reference point to the Audit Committee to judge the appropriateness of the audit fee. Additionally, the Audit Committee evaluates the scope of the audit, the complexity of the CNO environment, any history of prior issues and adjustments and the overall audit plan presented by the independent auditor in arriving at an appropriate fee.

Fees Paid to PricewaterhouseCoopers LLP
Aggregate fees (including out-of-pocket expenses) billed to the Company for the years ended December 31, 2015 and 2014, by PwC were as follows (dollars in millions):
	Year Ended December 31,
	2015	2014
Audit fees(a)	$4.4	$4.0
Audit-related fees(b)	.2	.2
Tax fees(c)	—	.5
All other fees(d)	.1	.2
Total	$4.7	$4.9

(a)
Audit fees were for professional services rendered for the audits of CNO’s consolidated financial statements, statutory and subsidiary audits, and assistance with review of documents filed with the SEC.

(b)
Audit-related fees primarily include services provided for employee benefit plan audits and other assurance-related services.

(c)
Tax fees are for tax compliance, tax advice and tax planning.

(d)
Fees for other permitted services.

Pre-Approval Policy and Independence
The Audit Committee has adopted an auditor independence policy that, among other things, mandates pre-approval by the Audit Committee of all audit and permissible non-audit services performed by our independent registered public accounting firm and the related fees, and that the Audit Committee be provided each quarter with a summary of the services provided by and fees paid to, PwC. These services may include work associated with the following:
•
internal control reviews and assistance with internal control reporting requirements;

•
tax compliance, tax planning and related tax services; and

•
due diligence work for potential transactions.

Each proposed service is evaluated by the Audit Committee to ensure that it would not impair the independence of PwC under SEC and other applicable rules. In 2014 and 2015, all new engagements of PwC were pre-approved by the Audit Committee for all audit, audit-related, tax and other services.
Report of the Audit and Enterprise Risk Committee
The Audit Committee provides assistance to the Board in fulfilling its responsibilities for oversight of the integrity of the financial statements, public disclosures and financial reporting practices of the Company, including the systems of internal controls. The Audit Committee has sole authority to appoint or replace the Company’s independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee.
In overseeing the preparation of the Company’s audited financial statements for the year ended December 31, 2015, the Audit Committee reviewed and discussed the audited financial statements with the Company’s management and with PwC, the Company’s independent registered public accounting firm. The Audit Committee also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received from PwC and reviewed the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board Rule 3526 regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PwC its independence from the Company. In addition, the Audit Committee has reviewed and discussed PwC’s most recent PCAOB inspection report of the firm’s internal quality controls.
Based on the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.
Submitted by the Audit and Enterprise Risk Committee:
Robert C. Greving, Chair
Mary R. (Nina) Henderson
Charles J. Jacklin
Neal C. Schneider

PROPOSAL 4
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
General
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers as discussed on pages 16 – 41. While the results of the vote are non-binding and advisory in nature, the Board and the Human Resources and Compensation Committee intend to carefully consider the results of this vote. The current frequency of non-binding advisory votes on executive compensation is an annual vote and we anticipate that the next vote will be at the next Annual Meeting. The language of the resolution is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby approved.”
The compensation of our executive officers is based on a philosophy and a comprehensive compensation and benefits strategy developed by the Human Resources and Compensation Committee designed to reward overall and individual performance that drives long-term success for our shareholders. The committee strives to provide a clear award program that allows us to attract, incentivize and retain seasoned executive talent with significant industry experience required to continue to improve our performance and build long-term shareholder value. In considering their vote, shareholders are urged to read the section of this proxy statement entitled “Executive Compensation”, including the Compensation Discussion and Analysis, for a detailed discussion of how our compensation policies and practices implement our compensation philosophy.
Required Vote
The affirmative vote of the majority of shares of common stock present in person or represented by proxy and entitled to vote on the subject matter is required to approve the compensation paid to our Named Executive Officers. Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote with respect to this proposal because the shares subject to the broker non-vote will not be entitled to vote on this matter.
Recommendation of our Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires CNO’s directors and executive officers, and each person who is the beneficial owner of more than 10 percent of any class of CNO’s outstanding equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of CNO. Specific due dates for these reports have been established by the SEC, and CNO is required to disclose any failure by such persons to file such reports for fiscal year 2015 by the prescribed dates. Officers, directors and greater than 10 percent beneficial owners are required to furnish CNO with copies of all reports filed with the SEC pursuant to Section 16(a). To CNO’s knowledge, based solely on review of the copies of the reports furnished to CNO and written representations that no other reports were required, all filings required pursuant to Section 16(a) of the Securities Exchange Act of 1934 applicable to CNO’s officers, directors and greater than 10 percent beneficial owners were timely made by each such person during the year ended December 31, 2015.

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING
Any proper proposal which a shareholder wishes to have included in the Board’s proxy statement and form of proxy for the 2017 Annual Meeting must be received by CNO by November 24, 2016. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2017 Annual Meeting. In addition to the SEC rules concerning shareholder proposals, the Company’s Bylaws establish advance notice procedures with regard to certain matters, including shareholder nominations for directors, to be brought before a meeting of shareholders at which directors are to be elected. In the case of an annual meeting, notice must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. In the case of a special meeting of shareholders at which directors are to be elected, notice of a shareholder nomination must be received by the Secretary of the Company no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. A nomination will not be considered if it does not comply with these notice procedures and the additional requirements set forth in our Bylaws. Please note that these bylaw requirements are separate from the SEC’s requirements to have a shareholder nomination or other proposal included in our proxy statement. Any shareholder who wishes to submit a proposal to be acted upon at the 2017 Annual Meeting or who wishes to nominate a candidate for election as director should obtain a copy of these bylaw provisions and may do so by written request addressed to the Secretary of CNO Financial Group, Inc. at 11825 North Pennsylvania Street, Carmel, Indiana 46032.
ANNUAL REPORT
Access to CNO’s Annual Report for 2015 (which includes its annual report on Form 10-K as filed with the SEC) is being provided with this proxy statement to all holders of common stock as of March 7, 2016. The Annual Report is not part of the proxy solicitation material. If you wish to receive an additional copy of the Annual Report for 2015, the Form 10-K, this Proxy Statement or the Notice without charge, please contact CNO Financial Group, Inc. Investor Relations, 11825 North Pennsylvania Street, Carmel, Indiana 46032; or by telephone (317) 817-2893 or email ir@CNOinc.com.
HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call (800) 542-1061 or write to: Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York, New York 11717, and include your name, the name of your broker or other nominee, and you account number(s). You can also request prompt delivery of a copy of the proxy statement and annual report by contacting CNO Financial Group, Inc. Investor Relations, 11825 North Pennsylvania Street, Carmel, Indiana 46032, (317) 817-2893 or email ir@CNOinc.com.
INFORMATION RELATED TO CERTAIN NON-GAAP FINANCIAL MEASURES
Net operating income is defined as net income before: (i) the net loss on the sale of Conseco Life Insurance Company (“CLIC”) and gain (loss) on reinsurance transactions, including impact of taxes; (ii) the earnings of CLIC prior to being sold on July 1, 2014, net of taxes; (iii) net realized investment gains (losses), net of related amortization and income taxes; (iv) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and income taxes; (v) fair value changes related to the agent deferred compensation plan, net of income taxes; (vi) loss on extinguishment or modification of debt, net of income taxes; (vii) changes in our valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of equity in earnings of certain non-strategic investments and earnings attributable to variable interest entities, net of taxes. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. A reconciliation from net income to net operating income (and related per share amounts) is as follows (dollars in millions):
	Year ended December 31,
	2015	2014
Net income	$270.7	$51.4
Earnings of CLIC prior to being sold, net of taxes	—	(15.2)
Net loss on sale of CLIC and gain (loss) on reinsurance transactions, net of taxes	—	269.7
Net realized investment (gains) losses, net of related amortization and taxes	30.8	(21.4)
Fair value changes in embedded derivative liabilities, net of related amortization and taxes	(7.7)	23.4
Fair value changes related to agent deferred compensation plan, net of taxes	(9.8)	17.4
Loss on extinguishment of debt, net of taxes	21.3	.4
Valuation allowance for deferred tax assets and other tax items	(32.5)	(54.9)
Other	1.9	6.1
Net operating income (a non-GAAP financial measure)	$274.7	$276.9
Per diluted share:
Net income	$1.39	$.24
Earnings of CLIC prior to being sold, net of taxes	—	(.07)
Net loss on sale of CLIC and gain (loss) on reinsurance transactions, net of taxes	—	1.24
Net realized investment (gains) losses, net of related amortization and taxes	.16	(.10)
Fair value changes in embedded derivative liabilities, net of related amortization and taxes	(.04)	.11
Fair value changes related to agent deferred compensation plan, net of taxes	(.05)	.08
Loss on extinguishment of debt, net of taxes	.11	—
Valuation allowance for deferred tax assets and other tax items	(.17)	(.25)
Other	.01	.02
Net operating income (a non-GAAP financial measure)	$1.41	$1.27

Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised; and restricted stock and performance units were vested. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):
	December 31,
	2015	2014
Total shareholders’ equity	$4,138.5	$4,688.2
Shares outstanding at period end	184,028,511	203,324,458
Book value per share	$22.49	$23.06
Total shareholders’ equity	$4,138.5	$4,688.2
Less accumulated other comprehensive income	(402.8)	(825.3)
Adjusted shareholders’ equity excluding accumulated other comprehensive income	$3,735.7	$3,862.9
Shares outstanding at period end	184,028,511	203,324,458
Dilutive common stock equivalents related to:
Stock options, restricted stock and performance units	2,311,877	2,645,322
Diluted shares outstanding	186,340,388	205,969,780
Book value per diluted share (a non-GAAP financial measure)	$20.05	$18.75

The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows (dollars in millions):
	December 31,
	2015	2014
Corporate notes payable	$911.1	$780.3
Total shareholders’ equity	4,138.5	4,688.2
Total capital	$5,049.6	$5,468.5
Debt to capital ratio	18.0%	14.3%
Corporate notes payable	$911.1	$780.3
Total shareholders’ equity	4,138.5	4,688.2
Less accumulated other comprehensive income	(402.8)	(825.3)
Total capital	$4,646.8	$4,643.2
Debt to total capital ratio, excluding accumulated other comprehensive income (a non-GAAP financial measure)	19.6%	16.8%

OTHER MATTERS
Management knows of no other matters which may be presented at the Annual Meeting. If any other matters should properly come before the meeting, the persons named in the form of proxy will vote in accordance with their best judgment on such matters.
By Order of the Board of Directors
Karl W. Kindig
Senior Vice President and Secretary
March 24, 2016

Annex A
AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CNO FINANCIAL GROUP, INC.
ARTICLE FIFTEEN
Section 1.   Definitions. As used in this ARTICLE FIFTEEN, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation Sections 1.382-2T, 1.382-3 and 1.382-4 shall include any successor provisions):
“4.99% Stockholder” means any Person with a Percentage Stock Ownership of 4.99% or more.
“4.99% Transaction” means any Transfer described in clause (x) or (y) of Section 2 of this ARTICLE FIFTEEN.
“Affiliate” and “Associate” mean, with respect to any Person, any other Person whose common stock would be deemed to be (i) constructively owned by such first Person, or (ii) otherwise aggregated with the shares owned by such first Person (other than aggregation solely by reason of such shares being part of the same “public group” as defined under Treasury Regulation Section 1.382-2T(f)(13), in each case pursuant to the provisions of Section 382 of the Code, or any successor or replacement provision, and the Treasury Regulations promulgated thereunder.
“Agent” has the meaning set forth in Section 5(a) of this ARTICLE FIFTEEN.
A Person shall be deemed the “beneficial owner” of, shall be deemed to have “beneficial ownership” of and shall be deemed to “beneficially own” any securities which such Person: (i) directly owns, or (ii) would be deemed to own constructively pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder (including as a result of the deemed exercise of an “option” pursuant to Treasury Regulation Section 1.382-4(d) and including, without duplication, Stock, as applicable, owned by any Affiliate or Associate of such Person); provided, that, a Person shall not be treated as “beneficially owning” Stock pursuant to clause (i) above to the extent that such Person is acting solely in a fiduciary capacity in respect of such Stock and does not have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, Stock.
“Board of Directors” means the board of directors of the Corporation.
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any comparable successor statute, and the Treasury Regulations issued thereunder.
“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.
“Corporation Security” or “Corporation Securities” means (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation Section 1.382-2T(h)(4)(v)) to purchase Securities of the Corporation and (iv) any Stock.
“Effective Date” means the later of  (i) July 31, 2016 or (ii) the date of filing of this Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.
“Excess Securities” has the meaning given such term in Section 4 of this ARTICLE FIFTEEN.
“Expiration Date” means the earlier of  (i) July 31, 2019, (ii) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this ARTICLE FIFTEEN is no longer necessary for the preservation of Tax Benefits, (iii) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward or (iv) such date as the Board of Directors shall fix in accordance with Section 12 of this ARTICLE FIFTEEN.

“Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation Sections 1.382-2T(g), (h), (j) and (k) and 1.382-4 or any successor provision.
“Person” means any individual, firm, corporation, business trust, joint stock company, partnership, trust association, limited liability company, limited partnership, or other entity, or any group of Persons making a “coordinated acquisition” of Stock or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i), and shall include any successor (by merger or otherwise) of any such entity; provided, however, that a Person shall not mean a Public Group.
“Preferred Stock” means the preferred stock, par value $0.01 per share, of the Corporation.
“Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.
“Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this ARTICLE FIFTEEN.
“Public Group” has the meaning set forth in Treasury Regulation Section 1.382-2T(f)(13).
“Purported Transferee” has the meaning set forth in Section 4 of this ARTICLE FIFTEEN.
“Securities” and “Security” each has the meaning set forth in Section 7 of this ARTICLE FIFTEEN.
“Stock” means any interest that would be treated as “stock” of the Corporation for purposes of Section 382 of the Code (including pursuant to Treasury Regulation Section 1.382-2T(f)(18)).
“Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code.
“Subsidiary” or “Subsidiaries” of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other Persons performing similar functions are beneficially owned, directly or indirectly, by such Person, and any corporation or other entity that is otherwise controlled by such Person.
“Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any of its Subsidiaries, within the meaning of Section 382 of the Code.
“Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a Person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation Sections 1.382-2T(h)(4)(v) and 1.382-4). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Stock by the Corporation.
“Transferee” means any Person to whom Corporation Securities are Transferred.
“Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.
Section 2.   Transfer and Ownership Restrictions.
(a) In order to preserve the Tax Benefits, from and after the Effective Date of this ARTICLE FIFTEEN, any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio (x) if the transferor is a 4.99% Stockholder or (y) to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or group of Persons would become a 4.99% Stockholder or (ii) the Percentage Stock Ownership in the Corporation of any 4.99% Stockholder would be increased. The prior sentence is not intended to prevent Corporation Securities from being DTC-eligible and shall not preclude the settlement of any transactions in Corporation Securities entered into through the facilities of a national securities exchange or any national securities quotation system; provided that if the settlement of the transaction would result in a Prohibited Transfer, such Transfer shall nonetheless be a Prohibited Transfer subject to all of the provisions and limitations set forth in this ARTICLE FIFTEEN.
(b) The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this ARTICLE FIFTEEN, including, without limitation, authorizing such transfer agent to require an affidavit from a proposed Transferee regarding such Person’s actual and constructive ownership of Stock and other evidence that a Transfer will not be prohibited by this ARTICLE FIFTEEN as a condition to registering any Transfer.
Section 3.   Waiver of Transfer and Ownership Restrictions. The restrictions set forth in Section 2(a) of this ARTICLE FIFTEEN shall not apply to an Transfer that is a 4.99% Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this ARTICLE FIFTEEN through duly authorized officers or agents of the Corporation. Nothing in this Section 3 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.
Section 4.   Excess Securities. No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 5 of this ARTICLE FIFTEEN or until an approval is obtained under Section 3 of this ARTICLE FIFTEEN. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Section 4 or Section 5 of this ARTICLE FIFTEEN shall also be a Prohibited Transfer. For the avoidance doubt, all of the Corporation Securities which are the subject of a Prohibited Transfer shall constitute Excess Securities.
Section 5.   Transfer to Agent.
(a) If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer, then, upon written demand by the Corporation sent within thirty (30) days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale or sales within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities, would otherwise adversely affect the value of the Corporation Securities or would be in violation of applicable securities laws.

(b) If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sale proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 6 of this ARTICLE FIFTEEN if the Agent rather than the Purported Transferee had resold the Excess Securities.
Section 6.   Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 6. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 6 inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.
Section 7.   Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Delaware law (“Securities,” and individually, a “Security”) but which would cause a 4.99% Stockholder to violate a restriction on Transfers provided for in this ARTICLE FIFTEEN, the application of Section 5 and Section 6 of this ARTICLE FIFTEEN shall be modified as described in this Section 7. In such case, no such 4.99% Stockholder shall be required to dispose of any interest that is not a Security, but such 4.99% Stockholder and/or any Person whose ownership of Securities is attributed to such 4.99% Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.99% Stockholder, following such disposition, not to be in violation of this ARTICLE FIFTEEN. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 5 and 6 of this ARTICLE FIFTEEN, except that the maximum aggregate amount payable either to such 4.99% Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such 4.99% Stockholder or such other Person. The purpose of this Section 7 is to extend the restrictions in Sections 2 and 5 of this ARTICLE FIFTEEN to situations in which there is a 4.99% Transaction without a direct Transfer of Securities, and this Section 7, along with the other provisions of this ARTICLE FIFTEEN, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.
Section 8.   Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Corporation makes a written demand pursuant to Section 5 of this ARTICLE FIFTEEN (whether or not made within the time specified in Section 5 of this ARTICLE FIFTEEN), then the Corporation may take all such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 8 shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this ARTICLE FIFTEEN being void ab initio, (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (c) cause any failure of the Corporation to act within the time periods set forth in Section 5 of this ARTICLE FIFTEEN to constitute a waiver or loss of any right of the Corporation under this ARTICLE FIFTEEN. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this ARTICLE FIFTEEN.
Section 9.   Liability. To the fullest extent permitted by law, any stockholder subject to the provisions of this ARTICLE FIFTEEN who knowingly violates the provisions of this ARTICLE FIFTEEN and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.
Section 10.   Obligation to Provide Information. As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this ARTICLE FIFTEEN or the status of the Tax Benefits of the Corporation.
Section 11.   Legends. The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this ARTICLE FIFTEEN bear the following legend:
“THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED (THE “AMENDED AND RESTATED CERTIFICATE OF INCORPORATION”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION) OF STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A 4.99% STOCKHOLDER (AS DEFINED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER THE EXCESS SECURITIES (AS DEFINED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CAUSE THE 4.99% STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICE.”
The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Section 3 of this ARTICLE FIFTEEN also bear a conspicuous legend referencing the applicable restrictions.

Section 12.   Authority of Board of Directors.
(a) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this ARTICLE FIFTEEN, including, without limitation, determining (i) the identification of 4.99% Stockholders, (ii) whether a Transfer is a 4.99% Transaction or a Prohibited Transfer, (iii) whether it shall grant a waiver in accordance with Section 3 of this ARTICLE FIFTEEN, (iv) the Percentage Stock Ownership in the Corporation of any 4.99% Stockholder, (v) whether an instrument constitutes a Corporation Security, (vi) the amount (or fair market value) due to a Purported Transferee pursuant to Section 6 of this ARTICLE FIFTEEN, and (vii) any other matters which the Board of Directors deems relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this ARTICLE FIFTEEN. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this ARTICLE FIFTEEN for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this ARTICLE FIFTEEN.
(b) Nothing contained in this ARTICLE FIFTEEN shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits; provided that the Board of Directors shall not extend the Expiration Date. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate the Expiration Date, (ii) modify the percentage Stock Ownership interest in the Corporation or the Persons or groups covered by this ARTICLE FIFTEEN, (iii) modify the definitions of any terms set forth in this ARTICLE FIFTEEN or (iv) modify the terms of this ARTICLE FIFTEEN as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.
(c) In the case of an ambiguity in the application of any of the provisions of this ARTICLE FIFTEEN, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this ARTICLE FIFTEEN requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this ARTICLE FIFTEEN. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this ARTICLE FIFTEEN. The Board of Directors may delegate all or any portion of its duties and powers under this ARTICLE FIFTEEN to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this ARTICLE FIFTEEN through duly authorized officers or agents of the Corporation. Nothing in this ARTICLE FIFTEEN shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.
Section 13.   Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this ARTICLE FIFTEEN, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.
Section 14.   Benefits of This ARTICLE FIFTEEN. Nothing in this ARTICLE FIFTEEN shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this ARTICLE FIFTEEN. This ARTICLE FIFTEEN shall be for the sole and exclusive benefit of the Corporation and the Agent.
Section 15.   Severability. The purpose of this ARTICLE FIFTEEN is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this ARTICLE FIFTEEN or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this ARTICLE FIFTEEN.
Section 16.   Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this ARTICLE FIFTEEN, (a) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FORthe following: 1. Election of DirectorsNomineesForAgainst Abstain The Board of Directors recommends you vote FORproposals 2., 3. and 4.ForAgainst Abstain 2. Approval of the Replacement NOL Protective Amendment to the Company's Amended and Restated Certificate of Incorporation to preserve the value of tax net operating losses.3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2016.4. Approval, by non-binding vote, of executive compensation.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statementare available at www.proxyvote.com.CNO FINANCIAL GROUP, INC.Annual Meeting of ShareholdersMay 4, 2016 8:00 AMThis proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) Erik M. Helding, Eric R. Johnson and John R. Kline, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CNO FINANCIAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM, EDT on May 4, 2016, at 11825 N. Pennsylvania St., Carmel, Indiana, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side0000274552_2 R1.0.1.25